UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:	May 30, 2013

TIME:	9:00 a.m. Pacific Daylight Time

PLACE:	Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2) An advisory vote to approve executive compensation;

3) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2014; and

4) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

WHO CAN VOTE:	You may vote if you were a stockholder of record as of April 1, 2013.

DATE OF MAILING:	The Notice of Internet Availability of Proxy Materials or this notice, the Proxy Statement and the Annual Report are first being mailed to stockholders and posted on our website on or about April 10, 2013.

By Order of the Board of Directors

David King Secretary

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and on your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or by completing the enclosed proxy card and returning it in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

i

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy to vote your shares at our 2013 Annual Meeting of Stockholders, to be held on Thursday, May 30, 2013 at 9:00 a.m. Pacific Daylight Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our corporate headquarters located at 3250 Van Ness Avenue, San Francisco, California 94109.

Our Annual Report to Stockholders for the fiscal year ended February 3, 2013, or fiscal 2012, including our financial statements for fiscal 2012, is also included with printed copies of this Proxy Statement and posted on our website at www.williams-sonomainc.com/investors/annual-reports.html. These proxy materials are first being made available to stockholders and posted on our website on or about April 10, 2013.

What is the purpose of the Annual Meeting?

Stockholders will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	An advisory vote to approve executive compensation;

3)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2014; and

4)	Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including stockholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Can I receive future proxy materials by e-mail?

Yes. You may choose to receive future proxy materials by e-mail by following the instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who may vote?

Only stockholders of record at the close of business on April 1, 2013, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 97,696,301 shares of our common stock outstanding and entitled to vote, and there were 394 stockholders of record, which number does not include beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning a hard copy of the proxy card before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting on the Internet or by telephone are provided below in this Proxy Statement, in the Notice and on the proxy card.

Shares Registered Directly in the Name of the Stockholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services, then you may vote your shares:

•	on the Internet at www.eproxy.com/wsm; or

•	by calling Wells Fargo Shareowner Services from within the United States at 800-560-1965.

Proxies for shares registered directly in your name that are submitted on the Internet or by telephone must be received before noon Pacific Daylight Time on Wednesday, May 29, 2013.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on the Notice or the proxy card.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet or by telephone and how to request paper copies of the proxy materials.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2014.

What are the directions to attend the Annual Meeting and vote in person?

The following are directions to attend the Annual Meeting from various locations around the San Francisco Bay Area:

From the South Bay

Take US-101 Northbound toward San Francisco

Take the US-101 exit on the left

Keep left at the fork to continue on US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the East Bay

Take I-80 Westbound across the Bay Bridge toward San Francisco

Take exit 1B to merge onto US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the North Bay

Take US-101 Southbound across the Golden Gate Bridge toward San Francisco

Exit onto Richardson Avenue/US-101 toward Lombard Street

Continue to follow US-101

Turn left at US-101/Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

How many shares must be present to transact business at the Annual Meeting?

Stockholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person, on the Internet, by telephone or by signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting by the broker on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(B) because the broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

How many votes are needed to elect directors?

Pursuant to a majority voting bylaw adopted by our Board of Directors and further described in our Amended and Restated Bylaws, the election of each of the ten director nominees requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. If you hold your shares through a brokerage, bank or other nominee, or in “street name,” it is important to cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors if they felt it was appropriate to do so. Changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes and abstentions will have no effect on the outcome of the election.

Pursuant to the resignation policy adopted by our Board of Directors and further described in our Corporate Governance Guidelines, any nominee for director who is not elected shall promptly tender his or her resignation to our Board of Directors following certification of the stockholder vote. The Nominations and Corporate Governance Committee will consider the resignation offer and recommend to our Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominations and Corporate Governance Committee shall consider all factors it deems relevant. Our Board of Directors will act on the Nominations and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote and will publicly disclose its decision with respect to the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable).

Any director who tenders his or her resignation pursuant to the resignation policy shall not participate in the Nominations and Corporate Governance Committee’s recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Nominations and Corporate Governance Committee is required to tender his or her resignation pursuant to the resignation policy in the same election, then the independent directors of our Board of Directors who are not required to tender a resignation pursuant to the resignation policy shall consider the resignation offers and make a recommendation to our Board of Directors.

To the extent that one or more directors’ resignations are accepted by our Board of Directors, our Board of Directors in its discretion may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

How many votes are needed to approve Proposals 2 and 3?

Proposals 2 and 3 require the affirmative vote of holders of a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting. Proxy cards marked “abstain” will have the effect of a “NO” vote and broker non-votes will have no effect on the outcome of the vote.

The outcome of Proposal 2, the advisory vote on the approval of the compensation of our named executive officers, will not be binding on us or the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Are there any stockholder proposals this year?

No stockholder proposals are included in this Proxy Statement nor have we received notice of any stockholder proposals to be raised at this year’s Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date;

•	voting by telephone or on the Internet at a later date; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the SEC to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing a household. Under the householding procedure, we send only one Notice or Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Notice or Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. A stockholder may notify us that the stockholder would like a separate Notice or Annual Report and Proxy Statement by phone at 415-421-7900 or by mail at the following mailing address: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109. If we receive such notification that the stockholder wishes to receive a separate Notice or Annual Report and Proxy Statement, we will promptly deliver such Notice or Annual Report and Proxy Statement. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to ensure that all shares beneficially held by you are represented at the meeting. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, Wells Fargo Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing the Notice or this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $3,500. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

What is this proposal?

This is a proposal to elect our Board of Directors.

How many members are on our Board?

We currently have ten directors on our Board, all of whom are standing for reelection.

Has the Board determined which directors are independent?

Yes. Our Board has determined that Adrian D.P. Bellamy, Rose Marie Bravo, Mary Ann Casati, Adrian T. Dillon, Anthony A. Greener, Ted W. Hall, Michael R. Lynch and Lorraine Twohill meet the independence requirements of our “Policy Regarding Director Independence Determinations,” which is part of our Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website at www.williams-sonomainc.com. Accordingly, the Board has determined that none of these director nominees has a material relationship with us and that each of these nominees is independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, each member of our Board committees satisfies the independence requirements of the NYSE and SEC, and any heightened independence standards applicable to each committee on which they serve. The Board’s independence determination was based on information provided by our director nominees and discussions among our officers and directors.

How often did our Board meet in fiscal 2012?

During fiscal 2012, our Board held a total of seven meetings. Each director who was a member of our Board during fiscal 2012 attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director has been a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served, except for Ted W. Hall, who attended 69% of the aggregate applicable meetings. Mr. Hall was unable to attend a number of meetings due to time spent recovering from a serious automobile accident.

What is our policy for director attendance at the Annual Meeting?

Our policy is that directors who are nominated for election at our Annual Meeting should attend the Annual Meeting. All but one director who was nominated for election at our 2012 Annual Meeting attended the meeting.

How can stockholders and interested parties communicate with members of the Board?

Stockholders and all other interested parties may send written communications to the Board or to any of our directors individually, including non-management directors and the Chairman of the Board, at the following address: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

What will happen if a nominee is unwilling or unable to serve prior to the Annual Meeting?

Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations and Corporate Governance Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee and nominated by our Board.

How are the directors compensated?

For fiscal 2012, non-employee directors received cash compensation and equity grants for their service on our Board and the Board committees of which they are a member, as set forth in the table below. During fiscal 2012, the equity grants were made in the form of restricted stock units. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting. The number of restricted stock units granted was determined by dividing the total monetary value of each award, equal to the equity grant as identified in the following table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share. Directors also received dividend equivalent payments with respect to outstanding restricted stock unit awards.

Value of Annual Compensation
Cash Compensation for Initial Election to the Board	$92,000
Equity Grant for Initial Election to the Board	$92,000
Annual Cash Compensation for Board Service(1)	$92,500
Annual Equity Grant for Board Service(2)	$92,500
Annual Cash Compensation to Chairman of the Board(1)	$150,000
Annual Equity Grant to Chairman of the Board(2)	$150,000
Annual Cash Compensation to Chairman of the Audit and Finance Committee(1)	$25,500
Annual Equity Grant to Chairman of the Audit and Finance Committee(2)	$25,500
Annual Cash Compensation to Chairman of the Compensation Committee(1)	$12,500
Annual Equity Grant to Chairman of the Compensation Committee(2)	$12,500
Annual Cash Compensation to Chairman of the Nominations and Corporate Governance Committee(1)	$8,250
Annual Equity Grant to Chairman of the Nominations and Corporate Governance Committee(2)	$8,250

(1)	The annual cash compensation is awarded on the date of the Annual Meeting so long as the non-employee director has been serving on the Board for at least three months. Such compensation is paid in quarterly installments so long as the non-employee director continues to serve on the Board at the time of such payments.

(2)	The annual equity grant is awarded on the date of the Annual Meeting so long as the non-employee director has been serving on the Board for at least three months.

In addition to the compensation described above, non-employee directors received cash attendance compensation in the amount of $2,000 for each committee meeting they attended for committees of which they are a member. Directors also received reimbursement for travel expenses related to attending our Board, committee or business meetings. Non-employee directors and their spouses receive discounts on our merchandise.

Non-Employee Director Compensation During Fiscal 2012

The following table shows the compensation provided to our non-employee directors during fiscal 2012.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Adrian D.P. Bellamy	$275,000	$254,989(2)	$35,247(3)	$565,236
Rose Marie Bravo	$100,375	$ 92,470(4)	$ 8,711(5)	$201,556
Mary Ann Casati	$110,375	$ 92,470(4)	$ 4,074(6)	$206,919
Adrian T. Dillon	$138,750	$117,990(7)	$ 7,221(8)	$263,961
Anthony A. Greener	$108,500	$ 92,470(4)	$ 9,569(9)	$210,539
Ted W. Hall	$104,500	$ 92,470(4)	$ 3,267(10)	$200,237
Michael R. Lynch	$128,750	$100,742(11)	$20,906(12)	$250,398
Lorraine Twohill	$96,375	$92,470(4)	$12,995(13)	$201,840

(1)

Based on the fair market value of the award granted in fiscal 2012, which is calculated by multiplying the closing price of our stock on the trading day prior to the grant date by the number of units granted. The number of restricted stock units granted is determined by dividing the total monetary value of each award, equal to the annual equity grant as identified in the preceding table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(2)	Represents the fair market value associated with a restricted stock unit award of 7,244 shares of common stock made on May 24, 2012, with a fair value as of the grant date of $35.20 per share for an aggregate grant date fair value of $254,989.

(3)	Includes (i) taxable value of discount on merchandise of $26,304 and (ii) dividend equivalent payments made with respect to outstanding stock unit awards of $8,943.

(4)	Represents the fair market value associated with a restricted stock unit award of 2,627 shares of common stock made on May 24, 2012, with a fair value as of the grant date of $35.20 per share for an aggregate grant date fair value of $92,470.

(5)	Includes (i) taxable value of discount on merchandise of $6,403 and (ii) dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,308.

(6)	Includes (i) taxable value of discount on merchandise of $1,761 and (ii) dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,313.

(7)	Represents the fair market value associated with a restricted stock unit award of 3,352 shares of common stock made on May 24, 2012, with a fair value as of the grant date of $35.20 per share for an aggregate grant date fair value of $117,990.

(8)	Includes (i) taxable value of discount on merchandise of $4,471 and (ii) dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,750.

(9)	Includes (i) taxable value of discount on merchandise of $7,369 and (ii) dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,200.

(10)	Includes (i) taxable value of discount on merchandise of $1,067 and (ii) dividend equivalent payments made with respect to outstanding restricted stock unit awards of $2,200.

(11)	Represents the fair market value associated with a restricted stock unit award of 2,862 shares of common stock made on May 24, 2012, with a fair value as of the grant date of $35.20 per share for an aggregate grant date fair value of $100,742.

(12)	Includes (i) taxable value of discount on merchandise of $2,978 and (ii) dividend equivalent payments made with respect to outstanding restricted stock unit awards of $17,928.

(13)	Includes (i) taxable value of discount on merchandise of $10,682 and (ii) dividend equivalent payments made with respect to outstanding restricted stock unit awards of $2,313.

Are the Directors required to own stock in the company?

Yes. The Board has approved a share ownership policy. Each non-employee director must hold at least $400,000 worth of shares of company stock by the fifth anniversary of such director’s initial election to the Board. In the event a director holds at least $400,000 worth of shares of company stock during the required time period, but the value of such director’s shares decreases below $400,000 due to a drop in the company’s stock price, the director shall be deemed to have complied with this policy so long as the director does not sell shares of company stock. If a director has not complied with this policy during the required time period, then the director may not sell any shares until such director holds at least $400,000 worth of shares of company stock.

What is our Board leadership structure?

We currently separate the positions of Chief Executive Officer and Chairman of the Board. Adrian D.P. Bellamy, an independent director, has served as our Chairman of the Board since May 2010.

Separating the positions of Chief Executive Officer and Chairman of the Board maximizes the Board’s independence and aligns our leadership structure with current trends in corporate governance best practices. Our Chief Executive Officer is responsible for day-to-day leadership and for setting the strategic direction of the company, while the Chairman of the Board provides independent oversight and advice to our management team, and presides over Board meetings.

Do we have a Lead Independent Director?

No. Our Corporate Governance Guidelines provide that in the event that the Chairman of the Board is not an independent director, the Board shall elect a Lead Independent Director. As Adrian D.P. Bellamy, an independent director, currently serves as Chairman of the Board, we have not appointed a separate Lead Independent Director.

What is the Board’s role in overseeing the risk management of the company?

The Board actively manages the company’s risk oversight process and receives regular reports from management on areas of material risk to the company, including operational, financial, legal and regulatory risks. Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board with its oversight of the company’s major financial risk exposures. Additionally, in accordance with NYSE requirements, the Audit and Finance Committee reviews with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee assists the Board with its oversight of risks arising from our compensation policies and programs and assesses on an annual basis potential material risk to the company from its compensation policies and programs, including incentive and commission plans at all levels. The Nominations and Corporate Governance Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Did the company evaluate risks relating to its executive and non-executive compensation programs?

Our Compensation Committee is responsible for monitoring our compensation policies and programs relative to all our employees, including non-executive officers, for potential risks that are reasonably likely to have a material adverse effect on our company. In performing its duties, the Compensation Committee regularly reviews and discusses potential risks that could arise from our employee compensation plans and programs with our management and the Compensation Committee’s independent compensation consultant. The Compensation Committee is responsible for reporting to the Board any material risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

For fiscal 2012, the Compensation Committee retained an independent consultant, Frederic W. Cook & Co. or Cook & Co., to identify and assess the risk inherent in the company’s compensation programs and policies. Accordingly, Cook & Co. evaluated the company’s executive and non-executive compensation programs for such risk and the mechanisms in our programs designed to mitigate these risks. Among other things, Cook & Co. reviewed our pay philosophy, forms of incentives, performance metrics, balance of cash and equity compensation, balance of long-term and short-term incentive periods, compensation governance practices, and equity grant administration practices. Based on the assessment, Cook & Co. concluded that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on our company.

Does the Board hold executive sessions?

Yes. It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. During fiscal 2012, executive sessions were led by our Chairman of the Board, Mr. Bellamy.

Are there any family or other special relationships among the director nominees and our executive officers?

No. There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Were the incumbent directors all elected at the 2012 Annual Meeting?

Yes. All of the incumbent directors were elected at the 2012 Annual Meeting.

Are any incumbent directors not standing for re-election at the 2013 Annual Meeting?

No. All of the incumbent directors are standing for re-election at the 2013 Annual Meeting.

Information Regarding the Director Nominees

The following table sets forth information, as of April 1, 2013, with respect to each director nominee. We have also included information about each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a director of the company, in light of our business and structure, at the time we file this Proxy Statement. Each director nominee furnished the biographical information set forth in the table.

Executive Officers:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Laura J. Alber Age 44	2010

•  Chief Executive Officer since

2010

•  President since 2006

•  President, Pottery Barn Brands,

2002 – 2006

•  Executive Vice President, Pottery

Barn, 2000 – 2002

•  Senior Vice President, Pottery

Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000

•  Director, RealD Inc. (3D

technologies) since 2013

•  Extensive retail industry,

merchandising and operational experience, including 18 years of experience with the company

•  Implemented successful growth

strategies, including Pottery Barn Kids, Pottery Barn Bed + Bath and PBteen, as well as the company’s global expansion

Patrick J. Connolly Age 66	1983

•  Executive Vice President, Chief

Marketing Officer since 2000

•  Executive Vice President, General

Manager, Catalog, 1995 – 2000

•  Director, CafePress.com

(customized and personalized products) since 2007

•  Extensive marketing experience,

including 34 years of experience with the company

•  Directed the company’s direct-to-

customer strategy, including the growth of its catalog business and the development and expansion of its e-commerce channel

Independent Directors:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Adrian D.P. Bellamy Age 71	1997

•  Chairman of the Board

•  Chairman of the Compensation

Committee and member of the Nominations and Corporate Governance Committee

•  Chairman and Director of Reckitt

Benckiser plc (household, personal, health and food products) since 2003

•  Director, The Gap, Inc. (clothing)

since 1995

•  Chairman and Director of The

Body Shop International plc (personal care products), 2002 – 2008

•  Extensive experience as both an

executive and director in the retail industry, including 12 years as Chairman and Chief Executive Officer of DFS Group Ltd.

•  Broad perspective of the retail

industry from current and past positions on the Boards of other retailers including The Gap, The Body Shop and Gucci

Rose Marie Bravo CBE Age 62	2011

•  Member of the Compensation

Committee

•  Vice Chairman, Burberry Group

plc (apparel and accessories), 2006 – 2007

•  Chief Executive Officer, Burberry

Group Plc, 1997 – 2006

•  President, Saks Fifth Avenue

(specialty department store), 1992 –1997

•  Chairman and Chief Executive

Officer of I. Magnin, a former division of R.H. Macy & Co. (specialty department store), 1987 –1992

•  Director, Tiffany & Co. (jewelry)

since 1997

•  Director, The Estée Lauder

Companies Inc. (beauty products) since 2003

•  Extensive knowledge of the retail

industry, with over 30 years of experience as an executive and over 15 years of experience as a public company director

•  Strong understanding of global

brand management, merchandising, marketing and product development

Mary Ann Casati Age 57	2012

•  Member of the Audit and Finance

Committee

•  Co-Founding Partner, Circle

Financial Group, LLC (financial services) since 2003

•  Partner and Managing Director,

Co-Head Retailing Industry Investment Banking Group, Goldman Sachs Group (investment banking), 1982 – 2002

•  Director, J. Crew Group, Inc.

(clothing), 2006 – 2011

			• Extensive experience advising retail companies, as both an investment banker and director • Strong background in capital markets, corporate finance, risk awareness, governance and diversity

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Adrian T. Dillon Age 59	2005

•  Chairman of the Audit and

Finance Committee

•  Chief Financial and

Administrative Officer, Skype Limited (video and voice communications software), 2010 –2011

•  Executive Vice President,

Finance and Administration, and Chief Financial Officer, Agilent Technologies, Inc. (technology testing and analysis solutions), 2001 – 2010

•  Vice Chairman, WNS (Holdings)

Limited (outsourcing services) since 2013, Director since 2012

•  Director, NDS Group Ltd. (pay

television software), 2011 – 2012

•  Director, Verigy Ltd.

(semiconductors), 2006 – 2007

•  Extensive financial and

accounting expertise as chief financial officer of two large public companies

•  Deep understanding of

accounting principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations

Anthony A. Greener Age 72	2007

•  Member of the Compensation

Committee and the Nominations and Corporate Governance Committee

•  Chairman, The Minton Trust

(charity) since 2006

•  Chairman, The St. Giles Trust

(charity) since 2008

•  Director, WNS (Holdings)

Limited (outsourcing services) since 2007

•  Director, The United Church

Schools Trust (education) since 2005

•  Chairman, Qualifications and

Curriculum Authority (education), 2002 – 2008

•  Deputy Chairman, British

Telecommunications plc (telecommunications), 2000 – 2006

•  Chairman, Diageo plc (spirits,

beer and wine), 1997 – 2000

•  Chairman and Chief Executive

Officer, Guinness plc (beer and spirits), 1992 – 1997

•  Extensive experience as both an

executive and director of companies with global brands

•  Strong leadership skills with a

variety of diverse businesses and organizations, including specialty retailers

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Ted W. Hall Age 64	2007

•  Member of the Compensation

Committee

•  General Manager, Long Meadow

Ranch and President, Long Meadow Ranch Winery (food and wine) since 1994

•  Managing Director, Mayacamas

Associates (consulting) since 2000

•  Director, Basic American Inc.

(specialty foods) since 2010

•  Director, Dolby Laboratories,

Inc. (entertainment products), 2007 – 2013

•  Director, Peet’s Coffee & Tea,

Inc. (coffee, tea and related products), 2008 – 2012

•  Chairman, Tambourine, Inc.

(specialty music production and distribution), 1998 – 2007

•  Non-Executive Chairman of the

Board, Robert Mondavi Corporation (wine), 2003 – 2005

•  Various leadership roles,

McKinsey & Company (consulting), 1972 – 2000

•  Member of Shareholder

Committee (McKinsey’s board of directors), McKinsey & Company, 1988 – 2000

•  Extensive operating and

consulting experience, as well as experience as a director at companies in the retail, food, consumer product and technology industries

•  Strong insight into the specialty

food industry through his leadership of Long Meadow Ranch

Michael R. Lynch Age 61	2000

•  Chairman of the Nominations

and Corporate Governance Committee and member of the Audit and Finance Committee

•  Vice Chairman, Investment

Banking, J.P. Morgan (investment banking) since 2010

•  Senior Managing Director, GSC

Group (investment advisor), 2006 – 2009 (GSC Group filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in August 2010)

•  Advisory Board Member, GSC

Group, 2005 – 2006

•  Various roles, including Partner

and Managing Director, Goldman, Sachs & Co. (investment banking), 1976 – 2005

•  Extensive experience and

relationships in the capital markets and investment banking sectors

•  In-depth knowledge of the

company’s business, having advised the company since its initial public offering in 1983

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Lorraine Twohill Age 41	2012

•  Member of the Compensation

Committee and the Nominations and Corporate Governance Committee

•  Head of Global Marketing,

Google Inc. (Internet search, advertising) since 2009

•  Head of Marketing Europe,

Middle East and Africa, Google Inc. 2003 – 2009

•  Director, Telegraph Media

Group (newspapers) since 2009

			• Extensive marketing knowledge, with over 20 years of experience, and strong experience in digital and social media • Strong insight into brand management and global issues

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTORS LISTED ABOVE.

What is our Director Emeritus program, and when was it initiated?

In 2003, we initiated our Director Emeritus program for directors who have, in the opinion of the Board, provided long and meritorious service as members of the Board. Individuals who accept appointment to the position of Director Emeritus agree to provide advisory and consulting services on such business matters as the Board may determine. By standing invitation from the Board, these individuals may attend meetings of the Board, but do not vote on Board matters.

Information regarding Director Emeritus

The following table sets forth information, as of April 1, 2013, with respect to our Director Emeritus.

Director Emeritus	Director Emeritus Since	Positions with the Company and Business Experience
Charles E. Williams Age 97	2003	• Director, 1973 – 2003 • Vice Chairman, 1986 – 2003 • Founder

What are the committees of our Board?

Our Board has the following committees, with the following members, as of April 1, 2013.

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2012
Audit and Finance: Adrian T. Dillon, Chairman Mary Ann Casati Michael R. Lynch

•  Assists our Board in its oversight of the integrity of our financial statements; the qualifications, independence, retention and compensation of our independent registered public accounting firm; the performance of our internal audit function; and our compliance with legal and regulatory requirements;

•  Prepares the report that the SEC rules require to be

included in our annual proxy statement;

•  Reviews the financial impact of selected strategic

initiatives, and reviews and recommends for Board approval selected financing, dividend and stock repurchase policies and plans; and

•  Assists the Board with its oversight of our major financial risk exposures, and reviews with management such exposures and the steps management has taken to monitor and control such exposures.

		11

Compensation: Adrian D.P. Bellamy, Chairman Rose Marie Bravo Anthony A. Greener Ted W. Hall Lorraine Twohill

•  Reviews and determines our executive officers’ compensation;

•  Reviews and determines our general compensation goals

and guidelines for our employees;

•  Administers certain of our compensation plans and

provides assistance and recommendations with respect to other compensation plans;

•  Reviews the compensation discussion and analysis report

that the SEC rules require to be included in our annual proxy statement;

•  Assists the Board with its oversight of risk arising from our compensation policies and programs, and assesses on an annual basis potential material risk from our compensation policies and programs; and

•  Appoints, sets the compensation of, and determines

independence of any compensation consultant or other advisor retained.

		7

Nominations and Corporate Governance: Michael R. Lynch, Chairman Adrian D.P. Bellamy Anthony A. Greener Lorraine Twohill	• Reviews and recommends corporate governance policies; • Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates; • Considers stockholders’ director nominations and proposals; • Reviews and determines our compensation policy for our non-employee directors; • Considers resignation offers of director nominees and recommends to the Board the action to be taken with respect to each such offered resignation; and • Oversees the evaluation of our Board and our senior management team.	3

Will our Nominations and Corporate Governance Committee consider nominees recommended by stockholders?

Yes. Our Nominations and Corporate Governance Committee will consider nominees recommended by stockholders, provided that such nominees are submitted pursuant to the procedures and timelines described in the “Nominations and Corporate Governance Committee Report” and “Stockholder Proposals” sections of this Proxy Statement.

Are there any disclosures relating to Compensation Committee interlocks and insider participation?

Messrs. Bellamy, Greener and Hall served as members of the Compensation Committee throughout fiscal 2012. Ms. Bravo joined the Compensation Committee in April 2012, and Ms. Twohill joined in September 2012. During fiscal 2012, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

What is this proposal?

This is a proposal asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” and the applicable SEC rules. This proposal is commonly known as a “Say on Pay” proposal, and gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

As described in detail under the headings “Information Concerning Executive Officers” and “Executive Compensation,” our executive officer compensation program is designed to attract, retain and motivate highly qualified personnel who are critical to our success while maintaining direct links between executive pay, individual performance, the company’s financial performance and stockholder returns. The Compensation Committee believes that our executive compensation programs should support the company’s objective of creating value for its stockholders.

Accordingly, the Compensation Committee believes that executive officers should have a significant interest in the company’s stock performance, and compensation programs should link executive compensation to stockholder value. One of the ways that we have sought to accomplish these goals is by making a significant portion of individual compensation directly dependent on the company’s achievement of financial goals, which in turn enhances long-term stockholder return while encouraging executives to build an equity interest in the company. In fiscal 2012, the Compensation Committee also retained Cook & Co. to identify and assess the risks in the company’s compensation programs and policies.

Fiscal 2012 Compensation

To align our executive compensation packages with our executive compensation philosophy, the following compensation actions were approved by the Compensation Committee for fiscal 2012:

•

Adjustments to Base Salary: The base salaries of our named executive officers were increased for fiscal 2012 to reflect strong performance. Total cash compensation for our named executive officers remains generally above the 75th percentile compared to our proxy peer group and relevant market data as described under “Executive Compensation” in this Proxy Statement.

•

Performance-Based Cash Bonus: Performance-based cash bonuses were paid for performance in fiscal 2012 as a result of the achievement of positive net cash flow by operating activities, exceeding earnings per share goals set by the Compensation Committee for fiscal 2012, and outstanding leadership and individual performance by our named executive officers in fiscal 2012.

•

Performance-Based and Time-Based Equity: In fiscal 2012, our named executive officers were granted restricted stock units containing both performance and service criteria. The restricted stock units granted in fiscal 2012 vest on the second anniversary and the fourth anniversary of the grant date, in each case only if positive net cash flow from operating activities was achieved in fiscal 2012.

In addition to the above summary, stockholders are urged to read the “Executive Compensation” section of this Proxy Statement for details about our executive compensation programs, including information about the fiscal 2012 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2013 Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

What vote is required to approve this proposal?

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

What will happen if stockholders vote against this proposal?

The Say on Pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 2 if you want your broker to vote your shares on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What is this proposal?

This is a proposal to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending February 2, 2014. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the fiscal year ending February 2, 2014, subject to ratification by our stockholders. Although stockholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our stockholders ratify such selection.

What relationship does Deloitte currently have with us?

Deloitte has audited our financial statements for the last 33 years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards.

Will a Deloitte representative be present at the Annual Meeting?

Yes. A Deloitte representative will be present at the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

What services did Deloitte provide in fiscal 2012?

Deloitte provided the company with the following services for fiscal 2012:

•

The issuance of an opinion on (i) our annual consolidated financial statements and the effectiveness of our internal control over financial reporting, (ii) our 401(k) plan and (iii) our statutory financial filings for our global entities;

•	Review of our quarterly condensed consolidated financial statements;

•	Audit services related to periodic filings made with the SEC; and

•	Tax return review services.

In fiscal 2012, Deloitte also performed certain audit-related, tax and other services, and discussed certain matters with our Audit and Finance Committee, each of which is more fully described in the “Audit and Finance Committee Report” and the “Audit and Related Fees” sections of this Proxy Statement.

What vote is required to approve this proposal?

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

What will happen if stockholders vote against this proposal?

If stockholders vote against this proposal, we will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that we will choose to appoint another independent registered public accounting firm if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 2, 2014.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of April 1, 2013. Our executive officers are appointed by and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

Laura J. Alber Age 44	*

Julie P. Whalen Age 42

•    Executive Vice President and Chief Financial Officer since 2012

•    Treasurer since 2011

•    Acting Chief Financial Officer, March 2012 – July 2012

•    Senior Vice President, Controller, 2006 – 2012

•    Vice President, Controller, 2003 – 2006

Patrick J. Connolly Age 66	*

Janet Hayes Age 45

•    President, Williams-Sonoma Brand since 2013

•    President, Pottery Barn Kids and PBteen Brands, 2010 – 2013

•    Executive Vice President, Pottery Barn Kids and PBteen Brands, 2008 – 2010

•    Senior Vice President and General Merchandising Manager, Pottery Barn, 2007 – 2008

David R. King Age 44

•    Senior Vice President, General Counsel and Secretary since 2011

•    Vice President, Deputy General Counsel, 2010 – 2011

•    Vice President, Associate General Counsel, 2006 – 2010

•    Director, Associate General Counsel, 2004 – 2006

Sandra N. Stangl Age 45

•    President, Pottery Barn, Pottery Barn Kids and PBteen Brands since 2013

•    President, Pottery Barn Brand, 2008 – 2013

•    Executive Vice President, Pottery Barn Kids and PBteen Brands, 2006 – 2008

•    Senior Vice President, General Merchandising Manager, 2003 – 2006

•    Senior Vice President, Product Development, 2002 – 2003

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” beginning on page 10 of this Proxy Statement.

The following table provides certain information about our former President, Williams-Sonoma Brand, who resigned effective March 20, 2013.

Name	Position with the Company and Business Experience

Richard Harvey Age 50

•    President, Williams-Sonoma Brand, 2008 – 2013

•    Executive Vice President, Williams-Sonoma Brand, 2006 – 2008

•    Senior Vice President and General Merchandising Manager, Williams-Sonoma Brand, 2001 – 2006

•    Vice President, Williams-Sonoma Catalog, 1997 – 2001

EXECUTIVE COMPENSATION

This section provides important information on our executive compensation program for our “named executive officers,” who in fiscal 2012 were our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers during fiscal 2012, and our former Chief Financial Officer, Sharon L. McCollam, who retired effective March 6, 2012. Julie Whalen became our Acting Chief Financial Officer effective March 6, 2012 and our Chief Financial Officer effective July 27, 2012. Richard Harvey resigned as President of the Williams-Sonoma brand effective March 20, 2013.

Compensation Discussion and Analysis

Executive Summary

The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, the majority of our named executive officers’ compensation opportunity is based on incentive pay.

Our Compensation Committee, assisted by its independent compensation consultant, Cook & Co., stays informed of developing executive compensation best practices and strives to implement them. In this regard, our named executive officer compensation programs include:

•

Adopting an annual Say on Pay advisory vote, commencing in 2011 and continuing in this Proxy Statement, consistent with the direction of 90% of stockholder votes cast in 2011 and consistent with management’s recommendation to our stockholders;

•	Establishing share ownership guidelines for executive officers in 2011;

•	Establishing share ownership guidelines for our non-employee directors in 2007;

•	Increasing share ownership guidelines for our Chief Executive Officer to five times annual base salary in 2013;

•	Providing no golden parachute excise tax gross-up;

•

Providing no single-trigger equity compensation vesting on a change of control and instead providing double-trigger vesting (triggered upon certain terminations of employment following a change of control) for equity grants made to our named executive officers;

•	Prohibiting hedging of company shares by named executive officers and all associates;

•	Commencing in 2010, not permitting personal use of our corporate aircraft; and

•	Engaging Cook & Co. to perform an annual risk analysis with respect to the company’s compensation programs and policies, including for non-executive officers.

Who serves on the Compensation Committee?

Messrs. Bellamy, Greener and Hall served as members of the Compensation Committee throughout fiscal 2012. Ms. Bravo joined the Compensation Committee in April 2012, and Ms. Twohill joined in September 2012. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board determined that, in fiscal 2012, each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the Compensation Committee members has ever served as an officer of the company.

How many times did the Compensation Committee meet during fiscal 2012?

The Compensation Committee held a total of seven meetings during fiscal 2012. The Compensation Committee also met in executive session without management present at a number of these meetings.

What is the Compensation Committee’s philosophy of executive compensation?

The Compensation Committee believes that the company’s executive compensation programs should support the company’s objectives of creating value for its stockholders by rewarding long-term stockholder value creation and providing competitive pay opportunities to attract and retain highly qualified executive talent. Accordingly, the Compensation Committee believes that executive officers and other key employees should have a significant interest in the company’s stock performance, and incentive programs should link executive compensation to stockholder value. The Compensation Committee strives to ensure that the company’s executive compensation programs maintain direct links between executive pay and performance, including individual performance, the company’s financial performance, and stockholder returns.

The Compensation Committee has sought to accomplish these goals by properly balancing the elements of the executive compensation program (e.g., fixed versus incentive, short-term versus long-term, and cash versus equity). A significant portion of each individual’s compensation opportunity is directly dependent on the company’s achievement of financial goals, with an opportunity for significant rewards when those goals are exceeded. The Compensation Committee believes that superior financial performance, on a sustained basis, is an effective means of enhancing long-term stockholder return. Since there is no pre-established policy or formal target for the allocation between cash and non-cash compensation and short-term and long-term compensation, the Compensation Committee reviews and determines the appropriate level and mix of compensation to meet these goals on an ongoing basis. The Compensation Committee favors stability in the executive compensation structure, but supports modifications that reinforce the philosophy and objective described above. The Compensation Committee also retained Cook & Co. to evaluate the risk inherent in the company’s executive and non-executive compensation programs.

Did the Compensation Committee consider the results of the 2012 advisory vote on executive compensation?

On May 24, 2012, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a Say on Pay advisory vote. Our stockholders approved the compensation of our named executive officers, on an advisory basis, with over 95% of stockholder votes cast in favor of our 2012 Say on Pay resolution. Given this result, the Compensation Committee decided to retain our overall approach to executive compensation. Moreover, in determining how often to hold a stockholder advisory vote on executive compensation, the Board took into account our stockholders’ preference (approximately 90% of votes cast) for an annual vote at the 2011 annual meeting of stockholders. Specifically, the Board determined that we will hold an annual advisory stockholder vote on our named executive officer compensation until considering the results of our next Say on Pay frequency vote.

What is the role of the Compensation Committee with respect to executive compensation?

The Compensation Committee administers the company’s compensation programs, including compensation arrangements and equity plans. The Compensation Committee’s role is detailed in the Compensation Committee Charter, which was last amended and restated by the Board on March 28, 2013. The Compensation Committee Charter is available on the company’s website at www.williams-sonomainc.com and is also available in print to any stockholder who requests it. Specifically, the Compensation Committee:

•

Reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, reviews total compensation of the Chief Executive Officer, and approves the bonus, equity and any other benefits or perquisites to be provided to the Chief Executive Officer based on this evaluation;

•

Reviews and makes recommendations to the independent directors on the Board on any base salary adjustments for the Chief Executive Officer. The independent directors on the Board determine any such base salary adjustments;

•

Reviews recommendations made by the Chief Executive Officer regarding compensation for named executive officers and other senior executives, makes any adjustments to the recommendations of the Chief Executive Officer, and approves the compensation for the named executive officers and other senior executives;

•	Considers the views of stockholders on executive compensation matters, including stockholder proposals, advisory votes, communications with proxy advisory firms and related matters;

•	Reviews, makes recommendations to the Board regarding, and approves, as appropriate, general compensation goals and guidelines for the company’s employees;

•

Approves and authorizes amendments to the company’s incentive compensation and other equity-based plans, the company’s 401(k) plan and other benefit programs, to the extent such amending authority has been delegated to it by the Board;

•	Administers the company’s incentive compensation and other equity-based plans;

•	Appoints, sets the compensation of, and determines independence of any compensation consultant or other advisor retained; and

•	Assesses on an annual basis, potential material risk to the company from its compensation programs and policies, including incentive and commission plans at all levels.

Does the Compensation Committee delegate any of its authority?

Pursuant to its charter, the Compensation Committee may form and delegate authority to subcommittees. The Compensation Committee does not delegate any of its authority with respect to executive officers and non-employee directors of the company. However, the Compensation Committee has appointed an Incentive Award Committee consisting of two of the company’s directors. During fiscal 2012, the Incentive Award Committee consisted of Laura J. Alber and Sharon L. McCollam, until Ms. McCollam’s retirement. Thereafter, Laura J. Alber and Patrick J. Connolly served as members of the Incentive Award Committee. The Compensation Committee also delegated to Adrian D.P. Bellamy, the Chairman of the Compensation Committee, the authority to grant equity to certain non-executive employees within a stated budget in connection with the company’s annual equity grant.

The Compensation Committee has delegated to the Incentive Award Committee the ability to grant equity awards under the company’s 2001 Long-Term Incentive Plan to non-executive officer employees with a corporate rank at or below Senior Vice President. The Chief Executive Officer believes it is important to provide our associates with long-term incentive vehicles that are directly linked to stockholder return. Granting equity-based incentives aligns the interests of our associates with those of our stockholders and reinforces the company’s pay-for-performance strategy. This delegation is reviewed by the Compensation Committee annually and includes limitations on the number of shares subject to the grants, both on an individual basis and in the aggregate. Reports of awards made by the Incentive Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

Does the Compensation Committee have outside advisors?

The Compensation Committee Charter grants the Compensation Committee the sole authority to hire outside advisors and compensation consultants for the Compensation Committee. Although the company pays their fees, these advisors report directly to the Compensation Committee. Cook & Co. has been engaged as the independent executive compensation consulting firm to assist the Compensation Committee in discharging its responsibility. During fiscal 2012, Cook & Co. provided the Compensation Committee with peer group proxy and other publicly disclosed data related to named executive officer and director compensation. Cook & Co. also provided certain services on behalf of the Compensation Committee, primarily related to compiling market data and advice regarding general compensation trends in the retail industry and among similarly situated companies. The Compensation Committee may request that Cook & Co. attend its meetings and advise the Compensation Committee either in person or by telephone. Cook & Co. participated in two Compensation Committee meetings during fiscal 2012, at the request of the Chairman, Adrian Bellamy.

What is management’s role in the compensation-setting process?

Although the Compensation Committee generally does not delegate any of its authority with respect to executive officers and non-employee directors of the company, management does play a significant role in the compensation-setting process for executive officers other than the Chief Executive Officer. In particular, management assists the Compensation Committee with the following:

•

Evaluating individual executive performance against established revenue and profitability targets for the fiscal year, including business unit achievement of budget targets. These revenue and profitability targets are established as part of the company’s annual business plan review process;

•	Recommending appropriate business performance targets and objectives for the upcoming fiscal year; and

•

Recommending salary and cash bonus levels and equity awards based on performance evaluations, and a review of peer group and additional relevant compensation data. Management considers the respective responsibilities of the executive officers, the current combination of pay elements for each executive and whether that combination is appropriate to provide incentives to achieve the desired results for the company. Management considers the proportion of base salary to cash bonus levels and believes that a significant portion of each executive’s total cash compensation should be at risk depending on whether the company achieves certain levels of performance. In addition, management recognizes the Compensation Committee’s view that equity awards should reflect each executive’s performance for the year and align the executive’s financial reward with stockholder return. After considering these factors, management may recommend to the Compensation Committee changes in the amount and type of each element of total compensation.

Management prepares information for each Compensation Committee meeting and works with the Committee Chairman to establish meeting agendas. Materials are provided to the Compensation Committee members several days in advance of each meeting. The Compensation Committee considers, but is not bound by and does not always accept, management proposals. The Chief Executive Officer also participates in Compensation Committee meetings at the invitation of the Compensation Committee to provide:

•	Background information regarding the company’s strategic objectives;

•	Evaluations of the performance of senior executive officers; and

•	Compensation recommendations as to senior executive officers (other than the Chief Executive Officer).

What are the components of executive compensation?

The Compensation Committee considers three major elements of “direct” pay in the executive compensation program:

•	Base salary;

•	Annual incentive opportunities; and

•	Long-term incentives.

The Compensation Committee believes that offering the executive team a total compensation package with a significant pay-for-performance component helps achieve the company’s objective of creating value for its stockholders. Each of the three major elements in the executive compensation program is discussed in detail below, but in general, this means:

•	Base salaries are competitive with comparable public retail companies with respect to similar positions, to create an incentive for executives to join and remain with the company;

•

Annual incentive opportunities are based principally on the company’s overall corporate performance and the executive’s individual performance. This results in the company’s superior performers receiving greater compensatory rewards and lesser performers receiving lower compensatory rewards. We believe the structure of our annual incentive opportunities fosters a performance-driven culture; and

•

Long-term incentives, such as equity compensation awards, are structured to encourage our executive team to work toward long-term sustained growth and success from the perspective of owners of the company, to reward executives and other key employees for maximizing long-term stockholder value, and to provide incentives to remain with the company.

The named executive officers also receive certain retirement and other benefits, as well as perquisites and other personal benefits as described below. We consider these perquisites in addition to the major elements of compensation in determining appropriate total compensation.

Does the Compensation Committee compare the company’s compensation practices to those of other companies?

Yes. The compensation practices of other companies within the retail industry are relevant to establishing the company’s compensation programs and executive compensation for each year so that we can attract and retain qualified executive and managerial talent in a competitive marketplace.

The Compensation Committee strives to ensure that the company’s total compensation packages and executive compensation are aligned with market pay levels and practices. In order to achieve such goals, the Compensation Committee takes into account the relationships among base salary, short-term incentive compensation and long-term equity compensation at other companies considered to be comparable each year, collectively referred to as “comparable companies” or our “proxy peer group.”

Our proxy peer group was determined for fiscal 2012 by the Compensation Committee based on the following general guiding criteria, which reflected the company’s profile at the time the proxy peer group was selected:

1.	Company Classification in the Global Industry Classification Standard (GICS) in one of the following:

•	Home Furnishing Retail;

•	Apparel Retail; or

•	Department Stores;

2.	Revenues between $1.8 billion and $7.3 billion;

3.	Market capitalization greater than $800 million and less than $20 billion;

4.	Between 14,000 and 56,000 employees; and

5.	Among the top 100 e-retailers or an operator of multiple brands.

When appropriate, the Compensation Committee deviated from the criteria to ensure that the selected peer companies are relevant to the company (e.g., direct competitor for business, direct competitor for executive talent, or comparable business model). As a result, certain peer companies may not meet all selection criteria. For fiscal 2012, our peer group consisted of 14 public companies: Abercrombie & Fitch Co., American Eagle Outfitters, Inc., Ann Inc., Bed Bath & Beyond Inc., Foot Locker, Inc., The Gap, Inc., Limited Brands, Inc., The Men’s Wearhouse, Inc., Nordstrom, Inc., Pier 1 Imports, Inc., Ross Stores, Inc., Saks Incorporated, Tiffany & Co. and Urban Outfitters, Inc. The Compensation Committee added Urban Outfitters, Inc. for fiscal 2012 as it met all of the selection criteria. Barnes & Noble, Inc. was removed from the peer group for fiscal 2012 due to market capitalization that fell below the criteria range.

The following table from Cook & Co. is based on publicly available information as of April 1, 2013. The table provides a financial overview of the comparable companies to illustrate their revenues, income, and market capitalization as a group relative to the company. The Compensation Committee may review additional benchmarking surveys and proxy data providing summarized data levels of base salary, target annual cash incentives, and equity-based and other long-term incentives to assess market competitiveness of our compensation programs for our named executive officers.

	Annual Net Revenue (in millions)	Annual Net Income (in millions)	Market Capitalization (in millions) (as of 2/3/2013)
75th Percentile	$10,114	$748	$12,678
Average	$6,336	$459	$7,277
Median	$4,153	$317	$5,767
25th Percentile	$2,883	$195	$2,746
Williams-Sonoma, Inc.	$4,043	$257	$4,416

How are base salaries determined?

Base salaries are paid to provide executives and other employees with a minimum fixed level of cash compensation each year. The Compensation Committee believes that executive officers’ base salaries must be sufficiently competitive to attract and retain key executives, and believes targeting base salaries between the 50th and 75th percentiles among the proxy peer group is generally appropriate to meet these objectives. In determining executive base salaries, the Compensation Committee also considers overall company performance and performance relative to peer companies generally and the home furnishings industry specifically.

After a review of the base salaries of the named executive officers relative to proxy peer group and market survey data and each executive’s experience as well as past, current and anticipated contributions to the company’s success, the Chief Executive Officer proposed changes to the base salaries of all of the named executive officers (other than the Chief Executive Officer and Ms. Whalen) in March 2012. The Chief Executive Officer proposed these changes so that the base salaries and bonus targets of the named executive officers (other than Ms. Whalen) would bring the executives to approximately the 75th percentile for target total cash compensation compared to the company’s proxy peer group and relevant market data as described above. The Compensation Committee determined that targeting total cash compensation at this level for the named executive officers (other than Ms. Whalen) was appropriate given the complexity of the company’s multi-channel business model and the experience of the executive team.

The Compensation Committee reviewed and approved the base salaries of these named executive officers (other than Ms. Whalen) for fiscal 2012 at a Compensation Committee meeting held during the first quarter of fiscal 2012. The Compensation Committee reviewed and approved the below increased base salary for Ms. Whalen upon her promotion to EVP, Chief Financial Officer in July 2012.

The following table shows the base salaries for the named executive officers.

Named Executive Officer	Fiscal 2011 Base Salary	Fiscal 2012 Base Salary
Laura J. Alber	$1,200,000	$1,300,000
Julie P. Whalen(1)	$—	$550,000
Patrick J. Connolly	$625,000	$643,750
Richard Harvey	$675,000	$675,000
Sandra N. Stangl	$750,000	$800,000
Sharon L. McCollam(2)	$875,000	$—

(1)	Ms. Whalen was promoted to Executive Vice President, Chief Financial Officer effective July 27, 2012.

(2)	Ms. McCollam retired from the company effective March 6, 2012.

The Compensation Committee Charter also requires that any adjustments to the base salary for our Chief Executive Officer be determined by the independent members of the Board following receipt of a recommendation from the Compensation Committee.

Were annual incentive bonuses awarded to named executive officers for fiscal 2012?

Yes. Annual incentive bonuses were awarded to our named executive officers (other than Ms. McCollam and Mr. Harvey) for fiscal 2012 under the company’s 2001 Incentive Bonus Plan approved by stockholders at the last annual meeting (the “Bonus Plan”).

How are the parameters for annual incentive bonuses determined under the Bonus Plan?

Annual incentives are set based on a variety of factors tailored to assist the company in driving financial and operating performance as well as retention.

The company promotes superior performance by rewarding executive officers, including the named executive officers, for achieving specific performance objectives with an annual cash bonus paid through the Bonus Plan or, in some cases, through discretionary bonuses outside of the Bonus Plan. The company pays bonuses under the Bonus Plan when the company meets or exceeds specific objectives and goals established by the Compensation Committee.

The stockholder-approved Bonus Plan is intended to qualify annual incentives paid under the Bonus Plan as deductible performance-based compensation under Internal Revenue Code Section 162(m), which otherwise restricts our ability to deduct executive compensation in excess of $1,000,000 for the named executive officers other than the Chief Financial Officer per taxable year. However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, we cannot guarantee that awards made under the Bonus Plan that are intended to qualify as performance-based compensation under Section 162(m) will in fact qualify. In accordance with Internal Revenue Code rules, the Bonus Plan payout criteria are specified by the Compensation Committee in the first quarter of each fiscal year. The Bonus Plan limits the maximum payout to each executive to $10,000,000. However, the Compensation Committee has historically set target incentive levels (“target bonuses”) for each executive significantly below the maximum level under the stockholder-approved Bonus Plan, as discussed below.

Under the Bonus Plan, the Compensation Committee generally sets a primary, critical performance goal. If this goal is not met, no bonuses are payable under the Bonus Plan. If this performance goal is met, maximum bonuses become available under the Bonus Plan for each named executive officer. For fiscal 2012, the Compensation Committee established the primary performance goal for the Bonus Plan as positive net cash flow provided by operating activities (excluding any non-recurring charges) as provided on the company’s consolidated statements of cash flows, with adjustments to any evaluation to exclude (i) any extraordinary non-recurring items, or (ii) the effect of any changes in accounting principles affecting the company’s or a business unit’s reported results. The Compensation Committee felt this goal was appropriate for the reasons discussed below. Although maximum bonuses would be available if this goal was met, the Compensation Committee uses its discretion to determine the actual amount, if any, to be paid to any named executive officer. See below for a discussion of whether and how the Compensation Committee utilizes its discretion to determine actual bonus amounts.

Why did the Compensation Committee choose positive net cash flow provided by operating activities as the primary performance goal under the Bonus Plan?

The Compensation Committee chose positive net cash flow provided by operating activities as the primary performance goal for fiscal 2012 because it believed that maintaining positive net cash flow was critical to the success of the company in fiscal 2012. The achievability of the goal was deemed substantially uncertain for purposes of Internal Revenue Code Section 162(m). When the positive net cash flow objective for fiscal 2012 was first established, it was thought to be reasonably attainable, but not certain, based upon the company’s net cash flow history and expected levels of net cash flow.

Did the company achieve positive net cash flow provided by operating activities for fiscal 2012?

Yes. For fiscal 2012, the company achieved positive net cash flow provided by operating activities as described above. Since this primary, critical performance goal was achieved, maximum bonuses became available under the Bonus Plan for fiscal 2012 for each named executive officer. As described below, the Compensation Committee used discretion to decrease bonuses actually awarded under the Bonus Plan to significantly below the maximum available levels for all named executive officers, other than Ms. McCollam and Mr. Harvey, who did not receive bonuses. Please see below for a summary of the severance Ms. McCollam received.

How does the Compensation Committee decide if and how to make bonus awards less than the maximum allowed under the Bonus Plan?

The primary performance goal results in the funding of the Bonus Plan. If the primary performance goal is achieved, as it was in fiscal 2012, then the Compensation Committee decides whether (and how) to reduce bonuses from the maximum available under the Bonus Plan. In determining actual bonus awards, the Compensation Committee evaluates company performance against a secondary performance goal. For fiscal 2012, this secondary goal was an earnings per share target of $2.52, with maximum funding at earnings per share of $2.80 (excluding extraordinary non-recurring charges). Actual performance for fiscal 2012 exceeded this secondary goal. Additionally, the Committee evaluates performance against the Company’s business plan that was approved by the Board prior to the first fiscal quarter, and individual performance as assessed by the Chief Executive Officer (for positions other than her own). The Compensation Committee may deviate from the guidelines, but bonuses granted under the Bonus Plan may not exceed the maximum limit set forth in the plan.

Individual performance also is taken into account in determining appropriate bonus awards. Individual performance is assessed by the Chief Executive Officer (for positions other than her own) and takes into account achievement of individual goals and objectives. Achievement of objectives that increase stockholder return or that are determined by the Chief Executive Officer (for positions other than her own) to significantly impact future stockholder return are significant factors in the Chief Executive Officer’s individual performance assessment. The Chief Executive Officer recommended bonus awards based on her assessment of the results achieved by each named executive officer.

The Compensation Committee believes that achieving individual goals and objectives is important to the overall success of the company and will adjust bonuses paid to reflect performance in these areas. For example, if the company or an executive officer fails to fully meet some or all of the company or individual objectives, the executive’s award may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be subject to less or no reduction from the maximum available awards.

In determining final bonus amounts, if any, the Compensation Committee verifies the company’s actual performance for each performance period, reviews management’s recommendation for the resulting aggregate bonus awards and approves an aggregate award amount. The Compensation Committee also reviews and approves the individual bonuses payable, if any, to each of the company’s named executive officers under the Bonus Plan. The Compensation Committee decides the bonus amount, if any, for the Chief Executive Officer in an executive session in which the Chief Executive Officer is not present.

Why did the Compensation Committee choose earnings per share as the secondary performance goal under the Bonus Plan?

The Compensation Committee chose earnings per share as the secondary performance goal for fiscal 2012 because it believes that earnings per share is a significant measure of performance and is the measure most closely aligned to long-term stockholder value.

What were the target bonus amounts established for fiscal 2012?

At a meeting held during the first quarter of fiscal 2012, the Compensation Committee reviewed the incentive targets under the Bonus Plan for each named executive officer (other than Ms. Whalen) for fiscal 2012. Following a review of the responsibilities of the named executive officers, the bonus targets set by our comparable companies, the current combinations of pay elements for each named executive officer (other than Ms. Whalen) and whether such combinations were appropriate to provide incentives for achieving desired results for the company, the target bonuses under the Bonus Plan remained as established in 2011.

Ms. Alber’s base salary and target bonus level (together, “target total cash compensation”) result in target total cash compensation for Ms. Alber between the 50th and 75th percentile. For the remaining named executive officers (other than Ms. Whalen), the target total cash compensation for fiscal 2012 remained at approximately the 75th percentile compared to the company’s proxy peer group and relevant market data as described above. The Compensation Committee believes that delivering a greater percentage of total cash compensation through incentive compensation reinforces the company’s pay-for-performance philosophy and aligns executive pay with stockholder interests by limiting the growth of fixed base salaries and increasing incentive pay.

The Compensation Committee reviewed and approved the target bonus for Ms. Whalen upon her promotion to EVP, Chief Financial Officer in July 2012. Ms. Whalen’s target total cash compensation was between the 25th and 50th percentiles compared to the relevant market data.

The target bonuses under the Bonus Plan for fiscal 2011 and 2012 are listed below for each named executive officer.

Named Executive Officer	Fiscal 2011 Target Bonus (as a Percentage of Base Salary)	Fiscal 2012 Target Bonus (as a Percentage of Base Salary)
Laura J. Alber	150%	150%
Julie P. Whalen(1)	—	70%
Patrick J. Connolly	100%	100%
Richard Harvey	100%	100%
Sandra N. Stangl	100%	100%
Sharon L. McCollam(2)	125%	—

(1)	Ms. Whalen was promoted to Executive Vice President, Chief Financial Officer effective July 27, 2012.

(2)	Ms. McCollam retired from the company effective March 6, 2012.

What were the results for fiscal 2012 under the Bonus Plan?

Under the stockholder-approved Bonus Plan, no amounts were payable for fiscal 2012 unless the primary performance goal was achieved. As mentioned above, during fiscal 2012, the company achieved the primary performance goal of positive net cash flow provided by operating activities, which resulted in a maximum bonus payable to the named executive officers under the Bonus Plan in amounts up to $10,000,000, subject to the Compensation Committee’s negative discretion.

In making its decision regarding bonuses, the Compensation Committee evaluated company performance and the individual performance of the named executive officers. The Chief Executive Officer made recommendations to the Compensation Committee based on her subjective assessment of each executive’s performance relative to their roles and areas of responsibility. In fiscal 2012, achievement of the secondary performance goal of earnings per share was set at $2.52 per share. Actual performance for fiscal 2012 exceeded this secondary performance goal. The Compensation Committee discussed the Chief Executive Officer’s recommendations and concurred that the results for fiscal 2012 were better than expected and the named executive officers performed well, noting that performance results varied significantly. The Compensation Committee accepted the recommendations of the Chief Executive Officer and awarded the named executive officers bonuses as described below. The Compensation Committee, in recognition of Ms. Alber’s individual performance and overall company performance, awarded her the bonus amount described below.

Named Executive Officer	Fiscal 2012 Bonus Amount	Fiscal 2012 Bonus (as a Percentage of Base Salary)
Laura J. Alber	$2,800,000	215%
Julie P. Whalen	$750,000	136%
Patrick J. Connolly	$700,000	109%
Richard Harvey	—	—
Sandra N. Stangl	$1,600,000	200%
Sharon L. McCollam(1)	—	—

(1)	Ms. McCollam did not receive a bonus pursuant to the Bonus Plan due to her retirement in March 2012. Please see below for a summary of Ms. McCollam’s severance paid pursuant to her separation agreement.

How is long-term incentive compensation determined in general?

The third primary component of the company’s executive compensation program consists of long-term equity compensation awards. The Compensation Committee continues to believe that equity compensation awards are important for motivating executive officers and other employees to increase stockholder value over the long term.

The equity awards granted to named executive officers are designed to deliver target total direct compensation (base salary, target bonus and equity awards) that is competitive with that offered by comparable companies for each named executive officer’s job level, e.g., between the 50th and 75th percentile of our company’s proxy peer group, with the exception of Mr. Connolly. These target levels reflect the Chief Executive Officer and Compensation Committee’s assessment of such executives’ ongoing contributions to the company, create an incentive for such executives to remain with the company, and provide a long term incentive for the executives to help the company achieve its financial and strategic objectives. Mr. Connolly’s target total direct compensation (base salary, target bonus and long-term incentives) is over the 75th percentile based on the Compensation Committee’s subjective determination that Mr. Connolly’s extensive marketing experience is critical to the company.

In the past, the Compensation Committee granted both restricted stock units and stock-settled stock appreciation rights to its named executive officers. In fiscal 2012, the Compensation Committee decided to grant only restricted stock units with performance criteria to the named executive officers. The Compensation Committee believes that restricted stock units are a powerful and substantive retention tool. Further, the Compensation Committee believes that restricted stock units create incentives for performance and align executive interests with those of stockholders, as a restricted stock unit’s value increases or decreases with changes in the company’s stock price.

In determining the type and number of equity awards granted to an individual executive, the Compensation Committee considered such factors as:

•	The individual’s performance and contribution to the profitability of the company;

•	The type and number of awards previously granted to an individual;

•	An individual’s outstanding awards;

•	The vesting schedule of the individual’s outstanding awards;

•

The relative value of awards offered by comparable companies to executives in comparable positions to fairly benchmark awards of different sizes and type and the resulting total direct compensation relative to peers;

•	Internal equity between positions within the company;

•	The appropriate mix between long-term incentive awards and other types of compensation, such as base salary and bonus; and

•	Additional factors, including succession planning and retention of the company’s high-level potential executives.

The Compensation Committee believes that each of these factors influences the type and number of shares appropriate for each individual and that no one factor is determinative.

In determining the level of restricted stock unit grants for named executive officers other than the Chief Executive Officer, the Compensation Committee took into account the Chief Executive Officer’s assessment of the performance of the company and the adequacy of compensation levels of named executive officers. In determining the level of restricted stock unit grants for the Chief Executive Officer, the Compensation Committee took into account the company’s performance and the assessment of the independent members of the Board of Directors concerning the Chief Executive Officer’s performance.

What equity grants were made in fiscal 2012?

Equity grants approved by the Compensation Committee in April 2012 were as follows.

Named Executive Officer	Number of Restricted Stock Units
Laura J. Alber	160,345
Julie P. Whalen	10,020
Patrick J. Connolly	30,065
Richard Harvey	20,040
Sandra N. Stangl	45,095
Sharon L. McCollam(1)	—

(1)	Ms. McCollam retired from the company effective March 6, 2012.

In addition, the Compensation Committee approved an additional equity grant in conjunction with Ms. Whalen’s promotion in July 2012. This grant resulted in total direct compensation for Ms. Whalen at close to the 75th percentile of the relevant market data for the company’s proxy peer group. This award was deemed appropriate as it provided significant retentive value for Ms. Whalen as well as alignment with stockholder interests.

Named Executive Officer	Number of Restricted Stock Units
Julie P. Whalen	42,750

50% of the restricted stock units granted to the named executive officers vest on the second anniversary of the award’s grant date, and the remaining 50% of the restricted stock units vest on the fourth anniversary of the award’s grant date. For all named executive officers other than Ms. Whalen, the vesting of the restricted stock units is also subject to the company achieving positive net cash flow provided by operating activities in fiscal 2012 (excluding any non-recurring charges) as provided on our consolidated statements of cash flows, with adjustments to any evaluation of performance to exclude (i) any extraordinary non-recurring items, or (ii) the effect of any changes in accounting principles affecting the company’s or a business unit’s reported results, and subject to the named executive officer’s continued service to the company through such date.

The performance metric for Ms. Whalen’s grant is identical to the metric described above, except that the performance requirement of positive net cash flow provided by operating activities is applicable to the last two fiscal quarters of the company’s 2012 fiscal year only.

When are equity awards made to named executive officers?

In general, equity awards to named executive officers are approved at scheduled Compensation Committee meetings. Executives do not have any role in selecting the grant date of equity awards. The grant date of equity awards may be a date set in advance by the Compensation Committee or the date of the Compensation Committee’s approval. The exercise price of stock options or stock-settled stock appreciation rights is always the closing price of the company’s common stock on the trading day prior to the grant date.

In general, equity awards to named executive officers are determined during the Compensation Committee’s meeting held during the first quarter of the fiscal year. The Compensation Committee also makes equity awards at other times during the year in connection with promotions, assumptions of additional responsibilities and other considerations, such as special retention or incentive concerns, including, for example, the July 2012 restricted stock unit grant made to Ms. Whalen. Neither the Compensation Committee nor the Incentive Award Committee times equity grants to take advantage of anticipated or actual changes in the price of our common stock or grant equity in anticipation of the release of material non-public information regarding the company.

Does the company have a stock ownership policy for its executive officers?

Yes, beginning in fiscal 2011, the Compensation Committee approved an Executive Share Ownership Policy for all executives at the level of Executive Vice President and above and all executives who are required to file reports with the U.S. Securities and Exchange Commission, or SEC, under Section 16(a) of the Securities Exchange Act of 1934. The Compensation Committee believes that an Executive Share Ownership Policy supports the company’s objective of creating value for its stockholders by aligning the executives’ interests directly with those of the company’s stockholders.

Under the Executive Share Ownership Policy, in fiscal 2012, the Chief Executive Officer was expected to accumulate and hold a number of shares of the company’s common stock equal to that number of shares with a value equal to three times annual base salary and to maintain this minimum amount of stock ownership throughout employment. In March 2013, the Compensation Committee approved an amendment to the Executive Share Ownership Policy with respect to the Chief Executive Officer to increase the required ownership from three times to five times annual base salary. The company’s other executives are expected to accumulate and hold a number of shares of the company’s common stock equal to that number of shares with a value equal to one times annual base salary and to maintain this minimum amount of stock ownership throughout employment.

The following equity holdings qualify toward satisfaction of the guidelines listed above: shares directly owned by the executive or his or her immediate family members; shares held in trust, limited partnerships, or similar entities for the benefit of the executive or his or her immediate family members; and shares held in Williams-Sonoma Inc.’s qualified and non-qualified retirement plans, including shares held in the Williams-Sonoma, Inc. 401(k) Plan. Unexercised stock appreciation rights, unexercised stock options and unvested restricted stock units or other full-value awards do not count towards satisfying the guidelines listed above.

Executives covered under the Executive Share Ownership Policy are required to retain an amount equal to 50% of the net after-tax shares received as a result of the release of restricted stock units until the applicable guideline has been achieved.

Does the company have a policy regarding recovery of past awards or payments in the event of a financial restatement?

Although we do not currently have a formal policy regarding recovery of past awards or payments in the event of a financial restatement, we support the review of performance-based compensation following a restatement that impacts the achievement of performance targets relating to that compensation, followed by appropriate action. These actions may include recoupment of cash or other incentives, as well as employment actions including termination. Further, we will implement any recovery policies required by applicable law, including anticipated SEC rulemaking under the Dodd-Frank Act.

How is the Chief Executive Officer compensated?

Ms. Alber’s fiscal 2012 compensation package was based on:

•	A review of the compensation paid to chief executive officers of companies in our proxy peer group;

•	Company performance;

•	Individual performance; and

•	Our general compensation philosophy as described above.

In executive session at its meeting in March 2012, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s base salary. After a discussion of Ms. Alber’s individual performance and company performance and a review of her total compensation and that of other chief executive officers in our proxy peer group, the Compensation Committee adjusted her 2012 target total cash compensation to fall between the 50th and 75th percentile of our proxy peer group. Ms. Alber’s actual bonus payouts for fiscal 2012 are discussed above.

Do the named executive officers have change of control arrangements?

Yes. As described in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 41, all of the named executive officers are eligible for double-trigger change-of-control benefits pursuant to a Management Retention Agreement or the 2012 EVP Level Management Retention Plan (“EVP Retention Plan”).

The Compensation Committee approved the Management Retention Agreements that were entered into with the named executive officers and the EVP Retention Plan so that the company can mitigate the risk of not being able to retain its named executive officers notwithstanding the possibility of an acquisition of the company. The Compensation Committee believes these arrangements are necessary to ensure that each named executive officer is focused on the company’s goals and objectives, as well as the best interests of our stockholders, rather than potential personal economic exposure under these particular circumstances. Additionally, the Compensation Committee believes that these agreements and the EVP Retention Plan will provide a smooth transition should the company undergo such an event.

When deciding on the terms of the Management Retention Agreements and the EVP Retention Plan, the Compensation Committee consulted with Cook & Co., which provided various suggestions regarding the potential terms based on competitive market data from our proxy peer group. In considering these potential terms, the Compensation Committee’s objectives were to: (1) assure we would have the continued dedication and objectivity of our named executive officers, notwithstanding the possibility of a change of control of the company, thereby aligning the interests of the named executive officers with those of the stockholders in connection with potentially advantageous offers to acquire the company; and (2) create a total executive compensation plan that is competitive with our proxy peer group.

None of the executive officers is provided with any type of golden parachute excise tax gross-up. In addition, our equity compensation plans do not provide for automatic “single trigger” vesting acceleration upon or following a change of control. We have considered the total potential cost of the change of control protection afforded to our executive officers and have determined that it is reasonable given the importance of the objectives described above.

Do our named executive officers have severance protection?

As described in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 41, as of the last day of the company’s 2012 fiscal year, the company had entered into a severance arrangement with Ms. Alber providing for certain severance benefits upon her termination without cause or voluntary termination for good reason following a change of control. The company had also previously entered into a severance arrangement with Ms. McCollam, who retired from the company effective March 6, 2012, as described in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Sharon L. McCollam” beginning on page 45. The Compensation Committee implemented these arrangements to ensure that these two senior executive focus on the company’s goals and objectives, as well as the best interests of stockholders, rather than potential personal economic exposure under these particular circumstances.

Grants of restricted stock units made in fiscal 2012 to company employees, including the restricted stock units granted to the named executive officers, include an acceleration feature that provides for the full acceleration of vesting of such awards in the event of a qualifying retirement, which is defined as leaving the company’s employment at age 70 or later, with at least fifteen years of service.

Otherwise, except as described above, the named executive officers do not have arrangements that provide them with specific benefits upon their termination. The Compensation Committee has considered the total potential cost of the severance benefits to the executive officers and determined them to be reasonable.

Do we provide perquisites to the executive officers?

The company provides executive officers, including the named executive officers, with perquisites and other personal benefits that the company and the Compensation Committee believe are reasonable and enable the company to attract and retain superior employees for key positions. The company provides certain perquisites to its named executive officers, including premiums for term life insurance in excess of $50,000, a matching contribution for investments in our 401(k) plan up to $7,500 in any calendar year, and a $500 monthly car allowance. Some of these perquisites are also provided to other employees.

In fiscal 2012, the Compensation Committee authorized and approved the reimbursement of expenses for financial counseling services of up to $12,000 annually for certain executive officers, including each of the named executive officers, other than Pat Connolly (who is eligible to receive such services commencing in fiscal 2013) and Ms. McCollam, who retired in March 2012. The financial counseling services may include services related to financial planning, tax planning and preparation, and estate planning. The Compensation Committee believes it is in the company’s best interest to provide senior executives with financial counseling services as an effective executive retention tool. These executives have complex financial planning requirements that require significant time and attention. The Committee believes that providing company-subsidized financial services will give the executives appropriate support to plan for their financial security and maximize the net financial reward to the executive from the company’s compensation and benefits programs. In addition, reducing the amount of time and attention the executives may spend on these matters should enable the executives to devote more time to the company’s business needs.

The value of all of these benefits to each of the named executive officers is detailed in the “Other Annual Compensation from Summary Compensation Table” table on page 36. The Compensation Committee believes these perquisites to be customary for comparable professionals in our industry with comparable management and retail industry experience. There are no tax gross-ups to named executive officers on any imputed income relating to any non-business related benefits or perquisites, other than a tax gross-up payment made to Ms. McCollam with respect to health insurance premiums paid pursuant to her separation agreement.

Does the Compensation Committee evaluate the risk of our compensation programs?

In 2012, the Compensation Committee retained Cook & Co to evaluate the risk inherent in the company’s executive and non-executive programs. Accordingly, Cook & Co. evaluated the company’s executive and non-executive programs and provided a report to the Compensation Committee. The report concluded that, among other things:

•	The company’s executive compensation program is designed to encourage behaviors aligned with the long-term interests of stockholders;

•

There is appropriate balance in short-term versus long-term pay, cash and equity, recognition of corporate versus business unit performance, financial and non-financial goals, and formulas and discretion; and

•	Policies are in place and being implemented to mitigate compensation risk such as stock ownership guidelines, insider-trading prohibitions, and independent Compensation Committee oversight.

How does the Compensation Committee address Internal Revenue Code Section 162(m)?

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted under it by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1,000,000 per taxable year. The regulations exclude from this limit various forms of performance-based compensation, stock-settled stock appreciation rights and stock options, provided certain requirements, such as stockholder approval, are satisfied. The company believes that awards granted under the company’s equity incentive plans qualify as performance-based compensation and can therefore be excluded from the $1,000,000 limit, with the exception of restricted stock units that vest solely based on continued service. The company believes that bonuses awarded to date under the Bonus Plan also qualify as performance-based compensation and are excluded from calculating the limit. Bonuses awarded outside of the Bonus Plan do not qualify as performance-based compensation for purposes of Section 162(m) and therefore count toward the $1,000,000 limit. While the Compensation Committee cannot predict how the deductibility limit may impact its compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that links pay to performance.

Summary Compensation Table for Fiscal 2012, Fiscal 2011 and Fiscal 2010

This table sets forth the annual and long-term compensation earned by our “named executive officers,” who in fiscal 2012 were our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers during fiscal 2012, and our former Chief Financial Officer, Sharon L. McCollam, who retired effective March 6, 2012. Julie Whalen became our Acting Chief Financial Officer effective March 6, 2012 and our Chief Financial Officer effective July 27, 2012. Richard Harvey resigned as President of the Williams-Sonoma brand effective March 20, 2013.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Laura J. Alber	2012	$1,280,769	—		$5,960,024		—		$2,800,000	$69,579	$10,110,372
Director, President	2011	$1,156,731	—		$2,738,699		$2,691,081		$2,600,000	$25,020	$9,211,531
and Chief Executive	2010	$948,077	$350,000	(4)	$7,761,600		$2,032,940		$2,400,000	$62,795	$13,555,412
Officer (PEO)

Julie P. Whalen	2012	$479,231	$100,000	(5)	$1,877,243		—		$750,000	$36,938	$3,243,412
Executive Vice
President and Chief
Financial Officer (PFO)

Patrick J. Connolly	2012	$640,144	—		$1,117,516		—		$700,000	$65,411	$2,523,071
Director and	2011	$616,615	—		$622,450		$611,613		$700,000	$16,319	$2,566,997
Executive Vice	2010	$579,646	—		$311,850		$95,294		$800,000	$14,897	$1,801,687
President, Chief Marketing Officer

Richard Harvey	2012	$675,000	—		$744,887		—		—	$52,696	$1,472,583
Former President,	2011	$660,577	—		$672,312		$660,539		$270,000	$16,980	$2,280,408
Williams-Sonoma	2010	$588,462	—		$693,000		—		$700,000	$26,155	$2,007,617
Brand

Sandra N. Stangl	2012	$790,385	—		$1,676,181		—		$1,600,000	$52,303	$4,118,869
President, Pottery Barn,	2011	$716,346	—		$746,899		$733,964		$1,200,000	$16,770	$3,413,979
Pottery Barn Kids and
PBteen Brands

Sharon L. McCollam	2012	$151,442	—		$650,775	(6)	$2,367,923	(7)	—	$2,892,617	$6,062,757
Former Director and	2011	$870,193	—		$871,348		$856,243		$—	$25,230	$2,623,014
Executive Vice	2010	$830,770	—		$5,821,200		$1,524,705		$1,600,000	$63,005	$9,839,680
President, Chief Operating and Chief Financial Officer

(1)	Based on the fair market value of awards granted in fiscal 2012, fiscal 2011, and fiscal 2010, which is calculated by multiplying the closing price of our stock on the trading day prior to the grant date by the number of units granted. The number of restricted stock units granted is determined by dividing the total monetary value of each award by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(2)	Based on the fair market value of awards granted in fiscal 2012, fiscal 2011, and fiscal 2010. The fair market value assumptions used in the calculation of these amounts are included in Note H to our Consolidated Financial Statements, which is included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2013.

(3)	Details are provided in the “Other Annual Compensation from Summary Compensation” table on page 37.

(4)	Represents a special, discretionary bonus of $350,000 that was awarded to Ms. Alber in recognition of her outstanding performance and the company’s results for fiscal 2010.

(5)	Represents a special, discretionary bonus of $100,000 that was awarded to Ms. Whalen in recognition of her service as the Company’s Acting Chief Financial Officer.

(6)	Represents the fair value of the acceleration of vesting of 17,579 restricted stock units as of March 15, 2012, the effective date of the acceleration in connection with Ms. McCollam’s separation agreement.

(7)	Represents the fair value of the acceleration of vesting of 131,060 stock-settled appreciation rights as of March 15, 2012, the effective date of the acceleration in connection with Ms. McCollam’s separation agreement.

Other Annual Compensation from Summary Compensation Table

This table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation table above.

	Fiscal Year	Life Insurance Premiums(1)	Matching Contribution to the 401(k) Plan(2)	Car Allowance	Executive Financial Services	Dividend Equivalent Payments		Other		Total
Laura J. Alber	2012	$2,340	$7,577	$6,000	$12,000	$41,662		—		$69,579
	2011	$420	$7,350	$6,000	—	$11,250		—		$25,020
	2010	$420	$6,125	$6,000	—	$50,250		—		$62,795

Julie P. Whalen	2012	$416	$7,679	$6,000	$12,000	$10,843		—		$36,938

Patrick J. Connolly	2012	$18,715	$7,331	$6,000	—	$33,365		—		$65,411
	2011	$2,969	$7,350	$6,000	—	—		—		$16,319
	2010	$2,772	$6,125	$6,000	—	—		—		$14,897

Richard Harvey	2012	$2,342	$7,332	$6,000	$12,000	$25,022		—		$52,696
	2011	$630	$7,350	$6,000	—	$3,000		—		$16,980
	2010	$630	$6,125	$6,000	—	$13,400		—		$26,155

Sandra N. Stangl	2012	$1,829	$7,452	$6,000	$12,000	$25,022		—		$52,303
	2011	$420	$7,350	$6,000	—	$3,000		—		$16,770
								—

Sharon L. McCollam	2012	$97	—	$1,000	—	$37,795	(3)	$2,853,725	(4)	$2,892,617
	2011	$630	$7,350	$6,000	—	$11,250		—		$25,230
	2010	$630	$6,125	$6,000	—	$50,250		—		$63,005

(1)	Premiums paid by us for term life insurance in excess of $50,000 for each fiscal year.

(2)	Represents company matching contributions under our 401(k) plan. Similar to our other full-time employees, named executive officers are eligible to participate in our 401(k) plan and receive matching contributions from the company of up to $7,500 during calendar 2012. Matching amounts above this maximum are due to differences between calendar and fiscal year contributions.

(3)	Represents dividend equivalent payments on 17,579 restricted stock units awarded to Ms. McCollam prior to retirement and accelerated per Ms. McCollam’s separation agreement.

(4)	Represents the following in connection with Ms. McCollam’s separation agreement: (i) a cash payment of $104,327 in satisfaction of accrued vacation, (ii) a lump sum payment of $700,000 received upon retirement (paid subject to 6-month delay as required by 409A), (iii) a cash payment of $1,300,000 in satisfaction of her fiscal 2011 annual bonus, (iv) continuation of salary payments of $740,385 paid in fiscal 2012 and (v) health insurance premiums under COBRA of $5,131 and a related tax gross-up payment of $3,882 paid in fiscal 2012.

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the named executive officers during fiscal 2012.

	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)(1)(2)	Maximum ($)(2)(3)
Laura J. Alber	—	—	—	$1,950,000	$10,000,000	—	—	—	—	—
	4/16/2012	4/16/2012	—	—	—	160,345	—	—	—	$5,960,024

Julie P. Whalen	—	—	—	$385,000	$10,000,000	—	—	—	—	—
	7/30/2012	7/18/2012	—	—	—	42,750	—	—	—	$1,504,800
	4/16/2012	4/16/2012	—	—	—	10,020	—	—	—	$372,443

Patrick J. Connolly	—	—	—	$643,750	$10,000,000	—	—	—	—	—
	4/16/2012	4/16/2012	—	—	—	30,065	—	—	—	$1,117,516

Richard Harvey	—	—	—	$675,000	$10,000,000	—	—	—	—	—
	4/16/2012	4/16/2012	—	—	—	20,040	—	—	—	$744,887

Sandra N. Stangl	—	—	—	$800,000	$10,000,000	—	—	—	—	—
	4/16/2012	4/16/2012	—	—	—	45,095	—	—	—	$1,676,181

Sharon L. McCollam	—	—	—	—	—	—	—	—	—	—

(1)	Target potential payment for each eligible executive pursuant to our established incentive targets.

(2)	To ensure deductibility under our stockholder-approved 2001 Incentive Bonus Plan (intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m)), the Compensation Committee specified a primary performance goal. For fiscal 2012, the Compensation Committee established the primary performance goal for the 2001 Incentive Bonus Plan as positive net cash provided by operating activities (excluding any non-recurring charges) as provided on the company’s consolidated statements of cash flows. The Compensation Committee also set a secondary performance goal to guide its use of discretion in determining whether to reduce bonus amounts from the maximum available under the 2001 Incentive Bonus Plan; the Compensation Committee typically expects to pay bonuses at target levels if the secondary performance goal is fully met. For fiscal 2012, the Compensation Committee set the secondary performance goal as an earnings per share target of $2.52 (excluding extraordinary non-recurring charges, and including any amounts payable to covered employees under the 2001 Incentive Bonus Plan). As further described in the Compensation Discussion and Analysis beginning on page 21, in the first quarter of fiscal 2013, the Compensation Committee determined that the 2001 Incentive Bonus Plan’s primary and secondary performance goals were achieved, but the Committee elected to apply its discretion in determining to reduce the actual amount to be paid to the eligible executive officers under the 2001 Incentive Bonus Plan.

(3)	Maximum potential payment pursuant to our 2001 Incentive Bonus Plan is equal to $10,000,000 per participant.

(4)	Grants of restricted stock units.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our named executive officers at February 3, 2013.

	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Laura J. Alber	46,547	139,638(2)	—	$40.87	4/5/2018
	100,000	100,000(3)	—	$27.72	3/25/2020
	57,500	—	—	$8.56	11/7/2018
	50,000	—	—	$34.89	3/27/2017
	40,000	—	—	$30.34	9/12/2016
	60,000	—	—	$38.84	5/27/2015
	50,000	—	—	$32.39	6/30/2014

Julie P. Whalen	2,117	6,348(2)	—	$40.87	4/5/2018
	15,000	—	—	$8.56	11/7/2018

Patrick J. Connolly	10,579	31,736(2)	—	$40.87	4/5/2018
	4,688	4,687(3)	—	$27.72	3/25/2020
	160,000	—	—	$8.56	11/7/2018
	50,000	—	—	$40.44	3/15/2016
	40,000	—	—	$38.84	5/27/2015
	50,000	—	—	$32.39	6/30/2014

Richard Harvey	11,425	34,275(2)	—	$40.87	4/5/2018

Sandra N. Stangl	12,695	38,085(2)	—	$40.87	4/5/2018
	12,500	—	—	$8.01	12/19/2018
	10,000	—	—	$27.00	9/29/2013

Sharon L. McCollam	—	—	—	—	—

(1)	Includes grants of options and stock-settled stock appreciation rights.

(2)	Stock-settled stock appreciation rights vest at the rate of 25% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of April 5, 2013, April 5, 2014 and April 5, 2015.

(3)	Stock-settled stock appreciation rights vest at the rate of 25% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of March 25, 2013 and March 25, 2014.

	Stock Awards
	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Laura J. Alber	160,345	(2)	$7,218,732	—	—
	67,010	(3)	$3,016,790	—	—
	280,000	(4)	$12,605,600	—	—
Julie P. Whalen	10,020	(2)	$451,100	—	—
	42,750	(5)	$1,924,605	—	—
	3,045	(6)	$137,086	—	—
	8,750	(7)	$393,925	—	—
Patrick J. Connolly	30,065	(2)	$1,353,526	—	—
	15,230	(3)	$685,655	—	—
	11,250	(4)	$506,475	—	—
Richard Harvey	20,040	(2)	$902,201	—	—
	16,450	(3)	$740,579	—	—
	25,000	(4)	$1,125,500	—	—
Sandra N. Stangl	45,095	(2)	$2,030,177	—	—
	18,275	(3)	$822,741	—	—
	25,000	(4)	$1,125,500	—	—
Sharon L. McCollam	—		—	—	—

(1)	Based on a stock price of $45.02, the closing price of our common stock on February 1, 2013, the last business day of fiscal 2012.

(2)	Represents restricted stock units granted on April 16, 2012. The restricted stock units vest as follows: (i) 50% of the units vest on April 16, 2014 and (ii) 50% of the units vest on April 16, 2016, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2012 as provided on the company’s consolidated statements of cash flows. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(3)	Represents restricted stock units granted on April 5, 2011. The restricted stock units vest as follows: (i) 50% of the units vest on April 5, 2013 and (ii) 50% of the units vest on April 5, 2015, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2011 as provided on the company’s consolidated statements of cash flows. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(4)	Represents restricted stock units granted on March 25, 2010. The restricted stock units vest in full four years following the date of grant on March 25, 2014 subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2010 as provided on the company’s consolidated statements of cash flows. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(5)	Represents restricted stock units granted on July 30, 2012. The restricted stock units vest as follows: (i) 50% of the units vest on July 30, 2014 and (ii) 50% of the units vest on July 30, 2016, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) in the last two fiscal quarters of fiscal 2012 as provided on the company’s consolidated statements of cash flows. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(6)	Represents restricted stock units granted on April 5, 2011. The restricted stock units vest as follows: (i) 50% of the units vest on April 5, 2013 and (ii) 50% of the units vest on April 5, 2015, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(7)	Represents restricted stock units granted on March 25, 2010. The restricted stock units vest in full four years following the date of grant on March 25, 2014 subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises and vesting of equity awards held by our named executive officers during fiscal 2012.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Laura J. Alber	102,500	$2,819,775	17,579	$682,944
Julie P. Whalen	—	—	6,081	$233,385
Patrick J. Connolly	20,000	$468,400	14,078	$546,930
Richard Harvey	25,000	$937,250	13,246	$509,500
Sandra N. Stangl	44,700	$1,450,684	15,472	$591,751
Sharon L. McCollam	625,000	$10,115,055	17,579	$658,861

(1)	The value realized upon exercise is calculated as the difference between the closing price of our stock on the day prior to the exercise date multiplied by the number of shares exercised and the applicable exercise price of the options.

(2)	The value realized upon vesting is calculated as the closing price of our stock on the day prior to the vesting date multiplied by the number of units vested.

Pension Benefits

None of our named executive officers received any pension benefits during fiscal 2012.

Nonqualified Deferred Compensation

None of our named executive officers contributed to or received earnings from a company nonqualified deferred compensation plan during fiscal 2012.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

We have entered into a management retention agreement with each of our named executive officers. As noted above, however, Ms. McCollam retired effective March 6, 2012 and is no longer covered by a management retention agreement. Mr. Harvey will also no longer be covered by a management retention agreement due to his departure from the company.

The retention agreement with each of Ms. Whalen, Mr. Connolly and Ms. Stangl has an initial two-year term and will be automatically extended for one year following the initial term unless either party provides notice of non-extension. If we enter into a definitive agreement with a third party providing for a “change of control,” each retention agreement will be automatically extended for 18 months following the change of control. In addition, effective November 1, 2012, we adopted the 2012 EVP Level Management Retention Plan, or the EVP Retention Plan. The EVP Retention Plan will replace the individual management retention agreements that we previously entered into with each named executive officer, other than the agreement entered into with Ms. Alber, which remains in effect. The EVP Retention Plan provides that the executives will automatically become participants in the plan upon the later of (i) the effective date of the EVP Retention Plan or (ii) the lapse of the term of such executive’s management retention agreement with the Company in existence on the effective date of the EVP Retention Plan. The EVP Retention Plan will remain in effect through November 15, 2015, unless earlier terminated by the company in accordance with the plan. The EVP Retention Plan provides for substantially the same severance benefits as the individual agreements.

We entered into an amended and restated management retention agreement with Ms. Alber on September 6, 2012. The management retention agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033. All other terms are substantially the same as the management retention agreements entered into with each of Ms. Whalen, Mr. Connolly and Ms. Stangl, as well as the EVP Retention Plan.

If within 18 months following a change of control, an executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” then (i) 100% of such executive’s outstanding equity awards, including full value awards, with performance-based vesting where the payout is a set number or zero depending on whether the performance metric is obtained, will immediately become fully vested, except that if a full value award has performance-based vesting and the performance period has not been completed and the number of shares that can be earned is variable based on the performance level, a pro-rata portion of such executive’s outstanding equity awards will immediately become fully vested at the target performance level, and (ii) in lieu of continued employment benefits (other than as required by law), such executive will be entitled to receive payments of $3,000 per month for 12 months.

In addition, if, within 18 months following a change of control, the executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” such executive will be entitled to receive (i) severance equal to 200% of such executive’s base salary as in effect immediately prior to the change of control or such executive’s termination, whichever is greater, with such severance to be paid over 24 months, and (ii) 200% of the average annual bonus received by such executive in the last 36 months prior to the termination, with such severance to be paid over 24 months.

Each executive’s receipt of the severance benefits discussed above is contingent on such executive signing and not revoking a release of claims against us, such executive’s continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), such executive not accepting employment with one of our competitors, and such executive’s continued non-disparagement of us. In the event that the severance payments and other benefits payable to an executive under a retention agreement constitute a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive’s severance payments and other benefits will be either (i) delivered in full or (ii) delivered to a lesser extent such that no portion of the benefits are subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

For purposes of the management retention agreement, “cause” means: (i) an act of dishonesty made by the executive in connection with his or her responsibilities as an employee; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive’s gross misconduct; (iv) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the company; (v) the executive’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics; or (vi) the executive’s continued failure to perform his or her employment duties after he or she has received a written demand of performance which specifically sets forth the factual basis for the belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance within 30 days after receiving such notice.

For purposes of the management retention agreement, “change of control” means the occurrence of any of the following events: (i) a change in the ownership of the company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the company will not be considered a change of control; or (ii) a change in the effective control of the company which occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; provided, however, that for purposes of this subsection (ii), if any Person is considered to effectively control the company, the acquisition of additional control of the company by the same Person will not be considered a change of control; or (iii) a change in the ownership of a substantial portion of the company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the company’s assets: (A) a transfer to an entity that is controlled by the company’s stockholders immediately after the transfer, or (B) a transfer of assets by the company to: (1) a stockholder of the company (immediately before the asset transfer) in exchange for or with respect to the company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person. For purposes of this subsection (iii), gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the company. Notwithstanding the foregoing, a transaction shall not be deemed a change of control unless the transaction qualifies as a change in the ownership of the company, change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets, each within the meaning of Section 409A.

For purposes of the management retention agreement, “good reason” means, without the executive’s consent, (i) a reduction in his or her annual base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of his or her authority or responsibilities, (iii) a reduction of the executive’s title, (iv) the executive ceasing to report directly to a specified individual or the Board of the company or the entity holding all or substantially all of the company’s assets following a change of control, or (v) relocation of the executive to a location more than 50 miles from the company’s San Francisco, California main office location. In addition, upon any such voluntary termination for good reason the executive must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

Laura J. Alber

We entered into an amended and restated employment agreement with Laura J. Alber, effective as of September 6, 2012, which amended and restated the prior agreement entered into with Ms. Alber, effective May 26, 2010. The employment agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033 and referencing Ms. Alber’s current base salary of $1,300,000. If we terminate Ms. Alber’s employment without “cause,” if she terminates her employment with us for “good reason,” or her employment is terminated due to her death or “disability,” she will be entitled to receive (i) severance equal to 24 months of her base salary to be paid over 24 months, (ii) a lump sum payment equal to 200% of the average annual bonus received by her in the last 36 months prior to the termination, (iii) in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 18 months and (iv) accelerated vesting of her then-outstanding equity awards that vest solely based upon Ms. Alber’s continued service by up to an additional 18 months’ of vesting credit, and if the awards were subject to cliff-vesting of more than one year, the cliff-vesting provision will be lifted and vesting credit given as if the award had been subject to monthly vesting, and equity awards subject to performance based vesting will remain outstanding through the date upon which the achievement of the applicable performance milestones are certified with such awards paid out, subject to the attainment of the applicable performance milestones, to the same extent and at the same time as if Ms. Alber had remained employed through the 18-month anniversary of her termination date. Ms. Alber’s receipt of the severance benefits discussed above is contingent on her signing and not revoking a release of claims against us, her continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), her not accepting employment with one of our competitors, and her continued non-disparagement of us.

For purposes of the employment agreement with Ms. Alber, “cause” is defined as (i) an act of dishonesty made by her in connection with her responsibilities as an employee, (ii) Ms. Alber’s conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Ms. Alber’s gross misconduct, (iv) Ms. Alber’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom she owes an obligation of nondisclosure as a result of her relationship with the company, (v) Ms. Alber’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics, or (vi) Ms. Alber’s continued failure to perform her employment duties after she has received a written demand of performance from the Board which specifically sets forth the factual basis for the Board’s belief that she has not substantially performed her duties and has failed to cure such non-performance to the company’s satisfaction within 30 days after receiving such notice.

For purposes of the employment agreement with Ms. Alber, “disability” means Ms. Alber (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering company employees.

For purposes of the employment agreement with Ms. Alber, “good reason” is defined as, without Ms. Alber’s consent, (i) a reduction in her base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of her authority or responsibilities, (iii) a reduction of Ms. Alber’s title, (iv) Ms. Alber ceasing to report directly to the Board of Directors, or (v) the Board of Directors failing to re-nominate Ms. Alber for Board membership when her Board term expires while she is employed by the company. In addition, upon any such voluntary termination for good reason, Ms. Alber must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of February 3, 2013 if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-of- Control	Death	Disability
Base Salary(1)	$2,600,000	$2,600,000	$2,600,000	$2,600,000(2)	$2,600,000(2)
Bonus Payment(3)	$4,566,667	$4,566,667	$4,566,667	$4,566,667(2)	$4,566,667(2)
Equity Awards	$17,173,091(4)	$17,173,091(4)	$25,150,620(5)	$17,173,091(4)	$17,173,091(4)
Health Care Benefits(6)	$54,000	$54,000	$36,000	$54,000	$54,000

(1)	Represents 200%, or 24 months, of Ms. Alber’s base salary as of February 3, 2013.

(2)	Will be reduced by the amount of any payments Ms. Alber receives through company-paid insurance policies.

(3)	Represents 200% of the average annual bonus received by Ms. Alber in the 36-month period prior to February 3, 2013.

(4)	Represents the sum of (i) $15,056,759 for acceleration of vesting of 334,446 restricted stock units and (ii) $2,116,332 for acceleration of vesting of 193,092 shares underlying outstanding option awards. Value is based on a stock price of $45.02, the closing price of our common stock on February 1, 2013, the last business day of fiscal 2012.

(5)	Represents the sum of (i) $22,841,122 for acceleration of vesting of 507,355 restricted stock units and (ii) $2,309,498 for acceleration of vesting of 239,638 shares underlying outstanding option awards. Value is based on a stock price of $45.02, the closing price of our common stock on February 1, 2013, the last business day of fiscal 2012.

(6)	Based on a monthly payment of $3,000 to be paid by the company for 18 months or 12 months, as applicable, in lieu of continued employment benefits.

Sharon L. McCollam

In connection with Ms. McCollam’s retirement effective March 6, 2012, we entered into a Separation Agreement and General Release with Ms. McCollam. Pursuant to the agreement, Ms. McCollam continued to receive her base salary of $875,000 for a period of one year, an additional lump sum amount equal to 80% of base salary (or $700,000), a cash payment of $1,300,000 in satisfaction of Ms. McCollam’s annual bonus, health care coverage for up to 18 months, and outplacement services. We also agreed to accelerate the vesting of 131,060 stock-settled stock appreciation rights scheduled to vest during March, April and November 2012, and 17,579 restricted stock units scheduled to vest in May 2012 in exchange for a general release of claims in favor of the company.

The following table describes the payments and/or benefits that were payable to Ms. McCollam as of March 6, 2012, the effective date of Ms. McCollam’s retirement.

Compensation and Benefits	Amount
Base Salary(1)	$875,000
Lump Sum Payment(2)	$700,000
Bonus Payment(3)	$1,300,000
Equity Awards(4)	$3,018,698
Dividend Equivalent Payments(5)	$37,795
Health Care Benefits(6)	$8,838
Other Perquisites(7)	$150,000

(1)	Represents one year of Ms. McCollam’s base salary as of March 6, 2012.

(2)	Represents 80% of Ms. McCollam’s base salary as of March 6, 2012.

(3)	Represents satisfaction of Ms. McCollam’s annual bonus.

(4)	Represents the sum of (i) $2,367,923 for the acceleration of vesting of 131,060 stock-settled stock appreciation rights and (ii) $650,775 for the acceleration of vesting of 17,579 restricted stock units, which represents the fair value of these awards as of March 15, 2012, the effective date of the acceleration in connection with Ms. McCollam’s separation agreement.

(5)	Represents dividend equivalent payments on 17,579 restricted stock units awarded to Ms. McCollam prior to retirement and accelerated pursuant to the separation agreement.

(6)	Based on a monthly health insurance premium of $491 payable by the company for up to 18 months, which is the period provided under COBRA.

(7)	Value of outplacement services made available to Ms. McCollam.

All Other Named Executive Officers

As described above, the other named executive officers are not entitled to severance benefits in connection with their termination for good reason, involuntary termination, death or disability. The following table describes the payments and/or benefits which would have been owed by us to the named executive officers as of February 3, 2013 under the EVP Retention Plan (and individual agreements) if within 18 months following a change of control of the company, the executive’s employment was terminated by us without cause, or by the executive for good reason.

Potential Double-Trigger Change in Control Benefits
Name	Base Salary(1)	Bonus Payment(2)	Equity Awards(3)	Health Care Benefits(4)
Julie P. Whalen	$1,100,000	$526,667	$2,933,060(5)	$36,000
Patrick J. Connolly	$1,287,500	$1,333,333	$2,758,446(6)	$36,000
Richard Harvey	$1,350,000	$1,046,667	$2,910,521(7)	$36,000
Sandra N. Stangl	$1,600,000	$1,983,333	$4,136,470(8)	$36,000

(1)	Represents 200% of each named executive officer’s base salary as of February 3, 2013.

(2)	Represents 200% of the average annual bonus received by each named executive officer in the 36-month period prior to February 3, 2013.

(3)	Value is based on a stock price of $45.02, the closing price of our common stock on February 1, 2013, the last business day of fiscal 2012.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

(5)	Represents the sum of (i) $2,906,716 for acceleration of vesting of 64,565 restricted stock units and (ii) $26,344 for acceleration of vesting of 6,348 shares underlying outstanding option awards.

(6)	Represents the sum of (i) $2,545,656 for acceleration of vesting of 56,545 restricted stock units and (ii) $212,790 for acceleration of vesting of 36,423 shares underlying outstanding option awards.

(7)	Represents the sum of (i) $2,768,280 for acceleration of vesting of 61,490 restricted stock units and (ii) $142,241 for acceleration of vesting of 34,275 shares underlying outstanding option awards.

(8)	Represents the sum of (i) $3,978,417 for acceleration of vesting of 88,370 restricted stock units and (ii) $158,053 for acceleration of vesting of 38,085 shares underlying outstanding option awards.

COMMITTEE REPORTS

The sections indicated below by an asterisk (*) shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate them by reference into such filing.

Compensation Committee Report

Who serves on the Compensation Committee?

Messrs. Bellamy, Greener and Hall served as members of the Compensation Committee throughout fiscal 2012. Ms. Bravo joined the Compensation Committee in April 2012, and Ms. Twohill joined in September 2012. Mr. Bellamy serves as Chairman of the Compensation Committee. For fiscal 2012, the Board determined that each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

Who prepared this Compensation Committee Report?

Members of the Compensation Committee, Adrian D.P. Bellamy, Rose Marie Bravo, Anthony A. Greener, Ted W. Hall and Lorraine Twohill, prepared the Compensation Committee Report after reviewing the Compensation Discussion and Analysis, which was prepared by management and is a management report.

The Compensation Committee hereby reports as follows:*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the company’s Annual Report on Form 10-K for fiscal 2012.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Adrian D.P. Bellamy

Rose Marie Bravo

Anthony A. Greener

Ted W. Hall

Lorraine Twohill

Nominations and Corporate Governance Committee Report

Who serves on the Nominations and Corporate Governance Committee?

During fiscal 2012, the Nominations and Corporate Governance Committee consisted of Michael R. Lynch, Adrian D.P. Bellamy, Anthony A. Greener and, after April 20, 2012, Lorraine Twohill. Mr. Lynch serves as Chairman of the Nominations and Corporate Governance Committee. The Board has determined that each current member of the Nominations and Corporate Governance Committee is independent under the NYSE rules, as currently in effect. Each current member of the Nominations and Corporate Governance Committee is a non-employee director.

What is the role of the Nominations and Corporate Governance Committee?

Our role is detailed in the Nominations and Corporate Governance Committee Charter, which was amended and restated by the Board on November 2, 2012. The Nominations and Corporate Governance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is also available in print to any stockholder who requests it. Specifically, we:

•

Periodically review and recommend to the Board suitable revisions to the corporate governance guidelines applicable to the company and the categorical standards of independence applicable to the company’s outside directors;

•

Periodically consider and review with the Board criteria for selecting new director candidates, identify individuals qualified to become Board members and periodically assist in screening and evaluating director candidates;

•	Consider director nominations and proposals from stockholders;

•	Review, make recommendations to the Board regarding, and approve, as appropriate, the compensation policy for non-employee directors of the company;

•

Consider the resignation offer of any nominee for director who is not elected and recommend to the Board the action we deem appropriate to be taken with respect to each such offered resignation in accordance with the company’s majority voting bylaw and resignation policy; and

•	Oversee the evaluation of the Board and the company’s senior management team.

Does the Nominations and Corporate Governance Committee have a policy with regard to the consideration of director candidates recommended by stockholders?

We adopted a Stockholder Recommendations Policy on March 16, 2004. It is our policy to consider recommendations for candidates to the Board from stockholders holding no fewer than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

What are the procedures to be followed by stockholders in submitting recommendations of director candidates to the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee will consider suggestions from stockholders regarding possible director candidates for election at next year’s Annual Meeting. A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending stockholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A stockholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Stockholder Proposals” section of this Proxy Statement.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations and Corporate Governance Committee. The Board did not receive any notice of a director nominee recommendation from any stockholder in connection with this Proxy Statement.

What are the criteria and process of the Nominations and Corporate Governance Committee for identifying and evaluating nominees for the Board?

Our criteria and process for evaluating and identifying the candidates that we select, or recommend to the Board for selection, as director nominees are as follows:

•	We regularly review the current composition and size of the Board;

•	We evaluate the performance of the Board as a whole and evaluate the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting;

•

We review the qualifications of any candidates who have been properly recommended by stockholders, as well as those candidates who have been identified by management, individual members of the Board or, if we deem appropriate, a search firm. Such review may, in our discretion, include a review solely of information provided to us or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that we deem appropriate;

•

In evaluating the qualifications of candidates for the Board, we consider many factors, including issues of character, judgment, independence, financial expertise, industry experience, range of experience, other commitments and the like. We value diversity, but do not assign any particular weight or priority to any particular factor. We consider each individual candidate in the context of the current perceived needs of the Board as a whole. While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must be suitable for a Board that is comprised of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet the requirements of all applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

•

In evaluating and identifying candidates, we have the sole authority to retain and terminate any third party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, we recommend to the Board the slate of director nominees; and

•	We endeavor to notify, or cause to be notified, all director candidates of the decision as to whether to nominate such individual for election to the Board.

There are no differences in the manner in which the Nominations and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, management or a search firm.

Does the Nominations and Corporate Governance Committee assist the Board in fulfilling its oversight responsibilities in certain areas of risk?

Yes. The Nominations and Corporate Governance Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, and corporate governance.

How did we perform our responsibilities in fiscal 2012?

The Nominations and Corporate Governance Committee held a total of three meetings during fiscal 2012, and we took the following actions, among other things:

•	Evaluated the current composition of the Board, and considered desired skill sets, qualities and experience for potential future Board members, as well as potential candidates;

•	Evaluated the composition of, and recommended assignments for, the committees of the Board;

•	Considered and recommended to the Board the submission to stockholders of the director nominees described in the company’s 2012 Proxy Statement;

•	Oversaw the evaluation of the company’s senior management team;

•	Managed the annual Board self-assessment process; and

•	Reviewed and recommended updates to the company’s Corporate Governance Guidelines and Nominations and Corporate Governance Committee Charter.

Who prepared this report?

Members of the Nominations and Corporate Governance Committee, namely Michael R. Lynch, Adrian D.P. Bellamy, Anthony A. Greener and Lorraine Twohill, prepared this report.

Audit and Finance Committee Report

Who serves on the Audit and Finance Committee?

During fiscal 2012, the Audit and Finance Committee consisted of Adrian T. Dillon, Michael R. Lynch, until April 20, 2012, Ted W. Hall and after April 20, 2012, Mary Ann Casati. The Board has determined that Mr. Dillon, who served as Chairman of the Audit and Finance Committee during fiscal 2012, is a “financial expert” under the SEC rules. The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

What is the role of the Audit and Finance Committee?

Our role is detailed in the Audit and Finance Committee Charter, which was amended and restated by the Board on November 9, 2011. The Audit and Finance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is also available in print to any stockholder who requests it. Specifically, we:

•

Oversee the integrity of the company’s financial statements; the qualifications, independence, performance, retention and compensation of the company’s independent registered public accounting firm; the performance of the company’s internal audit function; and compliance by the company with legal and regulatory requirements;

•	Prepare the report that the SEC rules require to be included in the company’s annual proxy statement;

•	Oversee the financial impact of selected strategic initiatives of the company and review selected financing, dividend and stock repurchase policies and plans; and

•	Oversee the company’s major financial risk exposures and review with management such exposures and the steps management has taken to monitor and control such exposures.

How do we meet our responsibilities?

We perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings, sales and guidance press releases, and other company financial information;

•

Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate;

•	Review the financial impact on the company of selected strategic initiatives and selected financing plans, and develop and recommend policies related to dividend and stock repurchase programs; and

•

Review with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

How did we perform our responsibilities in fiscal 2012?

The Audit and Finance Committee held a total of 11 meetings during fiscal 2012, and we took the following actions, among other things:

•

Reviewed and discussed the company’s audited financial statements for fiscal 2011 and unaudited quarterly condensed consolidated financial statements for fiscal 2012 with management and Deloitte & Touche LLP, or Deloitte;

•	Reviewed, discussed with management and approved the company’s periodic filings on Forms 10-K and 10-Q;

•	Reviewed, discussed with management and approved all company earnings, sales and guidance press releases;

•	Reviewed and discussed the company’s internal control over financial reporting with management and Deloitte;

•	Reviewed and discussed with the company’s internal audit department the company’s internal audit plans, the significant internal audit reports issued to management and management’s responses;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•

Discussed with Deloitte its independence from the company based on the following: (i) our confirmation that no member of Deloitte’s current or former audit team is or has been employed by the company in a financial reporting oversight role; (ii) our review of audit and non-audit fees; and (iii) the written communications from Deloitte as required by PCAOB requirements.

What other matters did we discuss with Deloitte?

During fiscal 2012, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements and matters relating to Deloitte’s independence;

•	Deloitte’s annual letter describing its internal quality control procedures;

•	The company’s internal control over financial reporting;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•

Matters required to be discussed pursuant to relevant PCAOB and SEC requirements, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

Did we review the fees billed by Deloitte for fiscal 2012?

Yes. We reviewed and discussed the fees billed by Deloitte for services in fiscal 2012, which are described in detail below. We determined that the provision of non-audit services was compatible with Deloitte’s independence.

Did we review the company’s audited financial statements for fiscal 2012?

Yes. We reviewed and discussed the company’s audited financial statements for fiscal 2012 with management and Deloitte, and based on this review, we recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2012 for filing with the SEC.

Who prepared this report?

Members of the Audit and Finance Committee, Adrian T. Dillon, Mary Ann Casati and Michael R. Lynch, prepared this report.

The Audit and Finance Committee hereby reports as follows:*

(1) The Audit and Finance Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte;

(2) The Audit and Finance Committee has discussed with Deloitte the matters required by AICPA, Professional Standards, Vo. 1. AU section 380, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T;

(3) The Audit and Finance Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte its independence; and

Based on the review and discussions referred to in items (1) through (3) above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2012 for filing with the SEC.

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Adrian T. Dillon

Mary Ann Casati

Michael R. Lynch

INDEPENDENT AUDITOR’S FEES AND SERVICES

During fiscal 2012 and 2011, Deloitte did not perform any prohibited non-audit services for us.

Audit Fees

Deloitte billed approximately $1,562,000 for fiscal 2012 and $1,420,000 for fiscal 2011 for professional services to (i) audit our consolidated financial statements and perform an assessment of the effectiveness of our internal control over financial reporting included in our Annual Report on Form 10-K, (ii) review our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, (iii) audit our 401(k) plan, (iv) audit our statutory reports for our global entities, and (v) review our Forms S-8.

Audit-Related Fees

Deloitte billed approximately $0 for fiscal 2012 and $37,000 for fiscal 2011 for audit-related services related to acquisition due diligence.

Tax Fees

Deloitte billed a total of approximately $223,000 for fiscal 2012 and $117,000 for fiscal 2011 for tax services. Tax services included approximately: (i) $96,000 for fiscal 2012 and $67,000 for fiscal 2011 for tax compliance services, which included consultation for the preparation of our federal, state and local tax returns; and (ii) $127,000 for fiscal 2012 and $50,000 for fiscal 2011 for tax consulting services.

All Other Fees

Deloitte billed a total of approximately $24,000 for fiscal 2012 and $35,000 for fiscal 2011 for all other fees. All other fees consisted primarily of sustainability consulting fees and license fees related to the use of Deloitte’s on-line accounting research tool.

What is our policy regarding pre-approval of audit and non-audit services performed by Deloitte?

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by us or a designated member of the Audit and Finance Committee, whose decisions must be reported to us at our next meeting. Pre-approval must be obtained before Deloitte performs the services but cannot be obtained more than one year before performance begins. Approval can be for general classes of permitted services such as annual audit services or tax consulting services. The permitted services, the dates of the engagement and the estimated fees for such services, must be approved by the Audit and Finance Committee in accordance with these procedures before performance begins.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, both of which apply to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are available on our website at www.williams-sonomainc.com. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are also available upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions under our Code of Business Conduct and Ethics. We intend to disclose any amendment to, or waivers of, the provisions of our Code of Business Conduct and Ethics that affect our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at www.williams-sonomainc.com.

CERTIFICATIONS

The certification of our Chief Executive Officer required by the NYSE Listing Standards, Section 303A.12(a), relating to our compliance with the NYSE Corporate Governance Listing Standards, was submitted to the NYSE on June 21, 2012. The certifications of our Chief Executive Officer and Chief Financial Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended February 3, 2013 were submitted to the SEC on April 4, 2013 with our Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have in place policies in our Code of Business Conduct and Ethics that provide that associates must not engage in any transaction when an associate may face a real or perceived conflict of interest with the company. Our Code of Business Conduct and Ethics is distributed to all employees on an annual basis and made available throughout the year in our internal document database. It is also available on our website and in print to any stockholder who requests it. In addition, we have in place policies and procedures with respect to related person transactions that provide that our executive officers, directors, director nominees and principal stockholders, as well as their immediate family members and affiliates, are not permitted to enter into a related party transaction with us unless (i) the transaction is approved or ratified by our Audit and Finance Committee or the disinterested members of our Board or (ii) the transaction involves the service of one of our executive officers or directors or any related compensation, is reportable under Item 402 of Regulation S-K and is approved by our Compensation Committee.

For the purposes of our related party transaction policy, “related party transaction” means any transaction in which the amount involved exceeds $120,000 in any calendar year and in which any of our executive officers, directors, director nominees and principal stockholders, as well as their immediate family members and affiliates, had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

It is our policy to approve related party transactions only when it has been determined that such transaction is in, or is not inconsistent with, our best interests and those of our stockholders, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Memphis-Based Distribution Facilities

Our Memphis-based distribution facilities include an operating lease entered into in July 1983 for a distribution facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 1”) comprised of the estate of W. Howard Lester (“Mr. Lester”), our former Chairman of the Board and Chief Executive Officer, and the estate of James A. McMahan (“Mr. McMahan”), a former Director Emeritus and significant stockholder. Partnership 1 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties. The terms of the lease automatically renewed until the bonds that financed the construction of the facility were fully repaid in December 2010, at which time we continued to rent the facility on a month-to-month basis. In October 2011, we entered into an agreement with Partnership 1 to lease the facilities through June 2013. We made annual rental payments in fiscal 2012, 2011 and 2010 of approximately $618,000, plus interest on the bonds.

Our other Memphis-based distribution facility includes an operating lease entered into in August 1990 for another distribution facility that is adjoined to the Partnership 1 facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 2”) comprised of the estate of Mr. Lester, the estate of Mr. McMahan and two unrelated parties. Partnership 2 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties. The term of the lease automatically renews on an annual basis until the bonds that financed the construction of the facility are fully repaid in August 2015. As of February 3, 2013, $5,388,000 was outstanding under the Partnership 2 bonds. We made annual rental payments of approximately $2,473,000, $2,516,000 and $2,567,000 plus applicable taxes, insurance and maintenance expenses in fiscal 2012, fiscal 2011 and fiscal 2010, respectively.

As of February 3, 2013, Partnership 2 qualifies as a variable interest entity and is consolidated by us due to its related party relationship and our obligation to renew the lease until the bonds are fully repaid. As such, as of February 3, 2013, our consolidated balance sheet includes $11,535,000 in assets (primarily buildings), $5,388,000 in debt and $6,147,000 in other long-term liabilities related to the consolidation of the Partnership 2 distribution facility.

Indemnification Agreements

We have indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including coverage of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the SEC. Based upon (i) copies of Section 16(a) reports that we received from such persons for their fiscal 2012 transactions and (ii) information provided to us by them, we believe that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board of Directors or greater than 10% stockholders during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of April 1, 2013 by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director nominee;

•	the named executive officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each stockholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% stockholders is derived from the most recently available 13G filings.

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock		Awards Exercisable or Vesting within 60 Days(1)	Total		Percent of Class(2)
JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	—	6,768,626	(3)	—	6,768,626	(3)	6.9%
Aristotle Capital Management 11100 Santa Monica Blvd, Suite 1700 Los Angeles, CA 90025	—	6,566,855	(4)	—	6,566,855	(4)	6.7%
Survivor’s Trust created under the McMahan Family Trust dtd 1/25/84	—	5,429,366	(5)	—	5,429,366	(5)	5.6%
2 Oakmont Drive Los Angeles, CA 90049
Patrick J. Connolly	Director and Executive Vice President, Chief Marketing Officer	816,664	(6)	335,805	1,152,469		1.2%
Laura J. Alber	Director, Chief Executive Officer and President	131,025	(7)	426,598	557,623		*
Julie P. Whalen	Executive Vice President and Chief Financial Officer	4,748	(8)	5,755	10,503		*
Richard Harvey	Former President, Williams-Sonoma Brand	21,737	(9)	31,075	52,812		*
Sandra N. Stangl	President, Pottery Barn Brands	19,092	(10)	34,527	53,619		*
Sharon L. McCollam	Former Director and Executive Vice President, Chief Operating and Chief Financial Officer	24,082	(11)	—	24,082		*

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock	Awards Exercisable or Vesting within 60 Days(1)	Total	Percent of Class(2)

Adrian D.P. Bellamy	Director	20,972	7,244	28,216	*

Rose Marie Bravo	Director	2,618	2,627	5,245	*

Mary Ann Casati	Director	2,630	2,627	5,257	*

Adrian T. Dillon	Director	53,662(12)	40,102	93,764	*

Anthony A. Greener	Director	30,462	9,377	39,839	*

Ted W. Hall	Director	12,377	9,377	21,754	*

Michael R. Lynch	Director	28,323	23,112	51,435	*

Lorraine Twohill	Director	2,630	2,627	5,257	*

All current executive officers and directors as a group (15 persons)	—	1,149,971(13)	998,810	2,148,781	2.2%

*	Less than 1%.

(1)	Reflects stock options that are or will become exercisable, stock-settled stock appreciation rights that are or will become settleable and restricted stock units vesting within 60 days of April 1, 2013 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(2)	Assumes exercise, settlement or vesting of awards included in footnote (1) into shares of our common stock with respect to the named individual. Based on 97,696,301 shares outstanding as of April 1, 2013.

(3)	The information above and in this footnote is based on information taken from the Schedule 13G filed by JPMorgan Chase & Co. filed on behalf of itself and its wholly owned subsidiaries JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management, Inc., JPMorgan Asset Management (UK) Ltd. And J.P. Morgan Trust Company of Delaware. JPMorgan Chase & Co. is the beneficial owner of 6,768,626 shares of our common stock on behalf of other persons known to have the right to receive dividends for such stock, the power to direct the receipt of dividends from such securities, the right to receive the proceeds from the sale of such securities and/or the right to direct the receipt of proceeds from the sale of such securities, and has the sole power to vote or direct the vote of 6,544,545 shares, the shared power to vote or direct the vote of 193,556, the sole power to dispose or to direct the disposition of 6,568,039 shares and the shared power to dispose or to direct the disposition of 200,587 shares.

(4)	The information above is based on information taken from the Schedule 13G of Aristotle Capital Management, LLC filed with the Securities and Exchange Commission on February 14, 2013.

(5)	The information above is based on information taken from the Schedule 13G of Survivor’s Trust created under the McMahan Family Trust dtd 1/25/84 (formerly known as McMahan Family Trust dtd 12/7/06) filed with the Securities and Exchange Commission on February 14, 2013.

(6)	Includes 36,562 shares held by Mr. Connolly in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 1, 2013. The number of shares listed in the table also includes 225,000 shares that are owned by Fanshell Investors LLC. Mr. Connolly is a managing member of Fanshell Investors LLC, and has shared voting and dispositive power over the shares.

(7)	Includes 12,797 shares held by Ms. Alber in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 1, 2013.

(8)	Includes 899 shares held by Ms. Whalen in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 1, 2013.

(9)	Includes 21,737 shares held by Mr. Harvey in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 1, 2013.

(10)	Includes 5,196 shares held by Ms. Stangl in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 1, 2013.

(11)	The information above is based on information taken from the Form 4 of Ms. McCollam filed with the Securities and Exchange Commission on March 15, 2012. The number of shares listed in the table also includes 9,082 shares held by Ms. McCollam in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 1, 2013.

(12)	Includes 2,300 shares owned by Mr. Dillon’s children. The number of shares listed in the table also includes 51,362 shares that are owned by the Dillon Family Trust, of which Mr. Dillon is the trustee.

(13)	Includes 77,372 shares held by the executive officers in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on statements dated April 1, 2013.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of February 3, 2013.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	5,724,790	$29.19	7,563,315
Equity compensation plans not approved by security holders(3)	4,350	$37.11	—

Total	5,729,140	$29.20	7,563,315

(1)	This reflects our 1993 Stock Option Plan and 2001 Long-Term Incentive Plan and includes stock options and stock appreciation rights, as well as 2,772,426 outstanding restricted stock units granted pursuant to the 2001 Long-Term Incentive Plan.

(2)	The weighted average exercise price calculation does not take into account any restricted stock units as they have no purchase price.

(3)	This reflects our 2000 Nonqualified Stock Option Plan, or the 2000 Plan, and includes only stock options. We ceased making awards under the 2000 Plan in May 2005, and no future awards will be granted from the 2000 Plan. In July 2000, our Compensation Committee approved the 2000 Plan. The 2000 Plan provides for the grant of nonqualified stock options to employees who are not officers or members of our Board, and persons who have accepted employment and actually become employees within 120 days of such acceptance. The plan administrator determines when options granted under the 2000 Plan may be exercised, except that no options may be exercised less than six months after grant, except in the case of the death or disability of the optionee. Options granted under the 2000 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the option on the date of grant. The 2000 Plan permits options to be exercised with cash, check, certain other shares of our common stock, consideration received by us under “cashless exercise” programs or, if permitted by the plan administrator, promissory notes. In the event that we dissolve, liquidate, reorganize, merge or consolidate with one or more corporations as a result of which we are not the surviving corporation, or we sell substantially all of our assets or more than 80% of our then-outstanding stock, the 2000 Plan provides that the plan administrator will provide for one or more of the following: (i) each outstanding option will fully vest and become exercisable; (ii) the successor will assume or substitute for the options; (iii) the 2000 Plan will continue; or (iv) each outstanding option will be exchanged for a payment in cash or shares equal to the excess of the fair market value of our common stock over the exercise price.

STOCKHOLDER PROPOSALS

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2014 Annual Meeting?

To be included in our Proxy Statement for the 2014 Annual Meeting of Stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 11, 2013.

How can stockholders submit proposals to be raised at the 2014 Annual Meeting that will not be included in our Proxy Statement for the 2014 Annual Meeting?

To be raised at the 2014 Annual Meeting, stockholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws a stockholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at our Annual Meeting. To be timely under our Restated Bylaws, the notice must be received by our Secretary not less than 90 days or more than 120 days prior to May 30, 2014, the anniversary of our 2013 Annual Meeting. Therefore, stockholder proposals must be received by our Secretary at our principal executive offices between January 30, 2014 and March 1, 2014 in order to be raised at our 2014 Annual Meeting.

What if the date of the 2014 Annual Meeting is advanced or delayed by a certain period of time after the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2014 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2014 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals to be brought before the 2014 Annual Meeting must be delivered not later than the 90th day prior to the 2014 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Does a stockholder proposal require specific information?

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and our Nominations and Corporate Governance Committee Report about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?

If we receive notice of a matter to come before the 2014 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Where should stockholder proposals be sent?

Stockholder proposals should be sent to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2012 as filed with the SEC, are available at our website at www.williams-sonomainc.com/investors/annual-reports.html and upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

April 10, 2013

WILLIAMS-SONOMA, INC.
Shareowner ServicesSM	COMPANY #
P.O. Box 64945, St. Paul, MN 55164-0945
Address Change? Mark Box, sign, and Indicate changes below: ☐	TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors recommends a vote “FOR” the election of the named directors, “FOR” Item 2, and “FOR” Item 3.

1.	Election of Directors:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	01	Laura J. Alber	☐	☐	☐	06	Adrian T. Dillon	☐	☐	☐
	02	Adrian D.P. Bellamy	☐	☐	☐	07	Anthony A. Greener	☐	☐	☐

ò Please fold here – Do not separate ò

			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
	03	Rose Marie Bravo	☐	☐	☐	08	Ted W. Hall	☐	☐	☐
	04	Mary Ann Casati	☐	☐	☐	09	Michael R. Lynch	☐	☐	☐
	05	Patrick J. Connolly	☐	☐	☐	10	Lorraine Twohill	☐	☐	☐
2.	An advisory vote on executive compensation						☐ For ☐ Against ☐ Abstain
3.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2014						☐ For ☐ Against ☐ Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

Date:

NOTE: When stock has been issued in the name of two or more persons, all should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. A corporation should have the proxy signed by its president or other authorized officer, with the office held designated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and Annual Report for the 2012 fiscal year furnished herewith.

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 30, 2013

9:00 a.m. (Pacific Daylight Time)

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, California 94109

Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109	Proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints Laura J. Alber and Patrick J. Connolly, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on April 1, 2013, at the 2013 Annual Meeting of Stockholders of the Company, to be held on Thursday, May 30, 2013, at 9:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal 2, and “FOR” Proposal 3.

(Please date and sign on reverse side.)

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.eproxy.com/wsm Use the Internet to vote your proxy until 12:00 p.m. (PDT) on May 29, 2013.	PHONE 1-800-560-1965 Use a telephone to vote your proxy until 12:00 p.m. (PDT) on May 29, 2013.	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.